Exhibit 10.6

29903 AGOURA ROAD, AGOURA HILLS, CALIFORNIA

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between FORCE-AGOURA ROAD, LLC, a California limited liability company, and DENNIS D. JACOBSEN FAMILY HOLDINGS II, LLC, a California limited liability company ( collectively, “Landlord”), and THQ INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		December 22, 2004

2.	Premises (Article 1).

	2.1	Building:	29903 Agoura Road, Agoura Hills, California

	2.2	Premises:	Approximately 103,394 rentable square feet of space consisting of the entire Building, as further depicted on Exhibit A to the Lease.

3.	Lease Term (Article 2).

	3.1	Length of Term:	10 years.

	3.2	Lease Commencement
Date:

The later to occur of (i) the “Substantial Completion” of both the “Exterior Improvements”, as defined in Section 1.3,  and the “Improvements” in the Premises (as defined in Exhibit “B”), and (ii) April 1, 2005 (subject to the terms of Exhibit “B”).

	3.3	Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the 10th anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the 10th anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent

1	$2,853,672	$237,806
2	$2,939,280	$244,940
3	$3,027,456	$252,288
4	$3,118,284	$259,857
5	$3,211,836	$267,653
6	$3,308,196	$275,683
7	$3,407,436	$283,953
8	$3,509,664	$292,472
9	$3,614,952	$301,246
10	$3,723,396	$310,283

5.	Base Year
	(Article 4):	Calendar year 2005.

6.	Tenant’s Share of the Building
	(Article 4):	100%.

7.	Permitted Use
	(Article 5):	General office use and production of video games.

8.	Security Deposit
	(Article 21):	$237,806.

9.	Parking Pass Ratio
	(Article 28):	414 unreserved parking spaces (i.e., 4 unreserved parking spaces for every 1,000 rentable square feet of the Premises).

10.	Address of Tenant (Section 29.17):	27001 Agoura Road Suite 325 Calabasas Hills, CA 91301 Attention: Bill Goodmen, EVP of Human Resources & Administration (Prior to Lease Commencement Date)

and

29903 Agoura Road Agoura Hills, CA 91301 Attention: Bill Goodmen, EVP of Human Resources & Administration and Jim Kennedy, EVP of Business and Legal Affairs (After Lease Commencement Date)

11.	Address of Landlord
	(Section 29.17):	See Section 29.18 of the Lease.

12.	Broker(s)
	(Section 29.24):	CB Richard Ellis, Inc. 15303 Ventura Boulevard, Suite 200 Sherman Oaks, California 91403

and

Julien J. Studley, Inc. 10960 Wilshire Boulevard Suite 1700 Los Angeles, California 90024

13.	Tenant Improvement Allowance (Exhibit B):	$4,135,760, $40.00 for each rentable square foot of the Premises.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS;
RIGHT OF FIRST OFFER; EXTERIOR IMPROVEMENTS

1.1                                 Premises, Building, Project and Common Areas.

1.1.1                        The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  The outline of the Premises is set forth in Exhibit A attached hereto and the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary (which shall not be subject to re-measurement or modification).  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Landlord and Tenant covenant as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by each party to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate layout of the Premises, and such Exhibit is not meant to constitute a representation or warranty as to the exact dimensions of the Premises.  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter.

1.1.2                        The Building and The Project.  The Premises consist of the entire building set forth in Section 2.1 of the Summary (the “Building”).  The Building is part of an office project consisting of approximately 12 acres.  The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the office building located at 29901 Agoura Road (the “29901 Building”), (iii) the land upon which the Building, the Adjacent Building and the Common Areas are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project, but only if such additional real property, areas, land, buildings or other improvements are contiguous to the Project.

1.1.3                        Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, are collectively referred to herein as the “Common Areas”).  The manner in which the Common Areas are maintained and operated shall be as set forth in Section 6.1.6 of this Lease and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time (the “Rules and Regulations”).  The Rules and Regulations of the Project, attached to and made a part of the Lease as Exhibit D, shall not be changed or revised or enforced in any unreasonable way by Landlord, nor enforced or changed by Landlord in such a way as to substantially interfere with Tenant’s use of or access to the Premises.  In the event of any conflict between this Lease and the Rules and Regulations, this Lease shall prevail and control and the inconsistent provisions of the Rules and Regulations shall not be applicable to Tenant.  Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by “Applicable Laws,” as that term is defined in Article 24 of this Lease, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1 of this Lease.

1.1.4                        Landlord Modification of the Project.  Notwithstanding anything to the contrary set forth in Section 1.1.3, the Rules and Regulations or elsewhere in the Lease, Landlord shall not modify the Common Areas or any other portion of the Project in such a manner which shall (i) materially diminish the amount of visitor parking available to the Building for any sustained period; or (ii) unreasonably obstruct or interfere with the accessibility of the Premises, the Building or the parking areas, the visibility of Tenant’s signage, or Tenant’s use and enjoyment of the Premises, the Building or the parking areas.

1.2                                 Right of First Offer.  Landlord hereby grants to the Tenant originally named in this Lease (the “Original Tenant”) and its Affiliates and Permitted Assignees (as hereinafter defined) an ongoing right of first offer with respect all of the space in the 29901 Building and any other building developed by Landlord at the Project (“First Offer Space”).  Notwithstanding the foregoing (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of any existing lease pertaining to the First Offer Space (the “Superior Leases”), including any renewal or extension of such existing lease; and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights in existence as of the date of this Lease to (A) the tenants of the Superior Leases and (B) any other tenant of the Project (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”).  Landlord hereby represents to Tenant that the only holder of Superior Rights is: Line 6, Inc. (the current tenant in the 29901 Building), whose lease expires in April, 2006, with one option to extend the lease term for an additional five (5) years.  Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.2.

1.2.1                        Procedure for Offer.  Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space.  The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”), including the proposed term of lease, the proposed rent payable for the First Offer Space and the proposed improvement allowances (if any).  In the event that the First Offer Space consists of a proposed new building on the Property, the First Offer Notice shall include Landlord’s development plans for the new building, a construction schedule, site plans, space plans and rental rates.  Notwithstanding the foregoing, the term of Tenant’s lease of the First Offer Space shall be co-terminous with the term of Tenant’s lease of the original Premises.   Landlord’s obligation to deliver the First Offer Notice shall apply during the last twenty-four (24) months of the initial Term provided that if Tenant desires to exercise its first offer right during the last twenty-four (24) months of the initial Term, Tenant shall concurrently deliver to Landlord the “Option Exercise Notice,” as defined in Section 2.2.3 below.  Landlord’s obligation to deliver the First Offer Notice shall not apply during the last twelve (12) months of the Lease Term if Tenant fails to deliver the Option Exercise Notice; and Landlord’s obligation to deliver the First Offer Notice shall not apply during the last twenty-four (24) months of the “Option Term”.

1.2.2                        Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within fifteen (15) calendar days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first offer with respect to the space described in the First Offer Notice, in which case the Economic Terms shall be as set forth in the First Offer Notice.  If Tenant does not exercise its right of first offer within the fifteen (15) day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires; provided, however, that if Landlord intends to enter into a lease for materially less space, or upon Economic Terms which are “more favorable” (as defined below) to a third (3rd) party tenant than those Economic Terms proposed by Landlord in the First Offer Notice, Landlord shall first deliver written notice to Tenant (“Second Chance Notice”) providing Tenant with the opportunity to lease such reduced space, or such First Offer Space on such more favorable Economic Terms as applicable.  For purposes of this Section 1.2, “more favorable” shall be defined as a lease whose net effective rental rate, taking into consideration all concessions, is at least 5% lower than the net effective rental rate specified in the First Offer Notice.  Tenant’s failure to elect to lease the First Offer Space upon such more favorable Economic Terms by written notice to Landlord within seven (7) calendar days after Tenant’s receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant’s election not to lease such space upon such more favorable Economic Terms, in which case Landlord shall be entitled to lease such space to any third (3rd) party on terms no more favorable to the third (3rd) party than those set forth in the Second Chance Notice.  If Landlord does lease such First Offer Space to a third (3rd) party tenant pursuant to the terms and conditions of this Section 1.2, such lease and the rights therein shall be Superior Rights.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof, except that if the First Offer Space consists of more than one (1) full floor of office space, Tenant may elect to lease one (1) or more full floors of the First Offer Space provided that (i) if Tenant elects to lease more than one floor, they must be contiguous, and (ii) Tenant pays 100% of the reasonable costs incurred by Landlord to convert the building containing the First Offer Space to a multi-tenant building, including without limitation, costs of modifying the Building and Building systems and equipment, and adding utility meters.

1.2.3                        Lease of First Offer Space.  If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Section 1.2.   The usable square footage of the First Offer Space shall be measured in accordance with the “BOMA Standard” (as defined in Section 1.5 below) and the rentable square footage shall be reasonably determined by Landlord.

1.2.4                        No Defaults.  The rights contained in this Section 1.2 shall be personal to the Original Tenant and its Affiliates and Permitted Assignees and may only be exercised by the Original Tenant and its Affiliates and Permitted Assignees (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Tenant occupies at least seventy percent (70%) of the Premises as of the date of the First Offer Notice.  Tenant shall not have the right to lease First Offer Space as provided in this Section 1.2 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, (i) Tenant is in default under this Lease after expiration of any applicable cure period; or (ii) Landlord (or an affiliate) no longer owns the building containing the applicable portion of the First Offer Space.

1.3                                 Exterior Improvements to the Building.  Landlord shall, at Landlord’s cost (subject to the remaining terms of this Section 1.3) perform the improvements to the exterior of the Building (the “Exterior Improvements”) specified on that certain letter dated December 16, 2004 to Douglas Jacobsen from Brian Poliquin of Poliquin Kellogg Design Group (the “Approved Letter”) as set forth on Exhibit J-1 attached hereto and exterior rendering as set forth on Exhibit J-2 attached hereto, except for the following: (a) the entry walls shall be deleted and seven (7) skylights shall be added; (b) the rear corner modifications (which are shown on Exhibit J-3 attached hereto and are estimated to add $69,000 to the cost of the Exterior Improvements) may need to be deleted; and (c) even after possible savings from value engineering, additional deletions or cost-saving revisions (the “Cost Saving Revisions”) may be necessary in order to reduce the estimated cost of the Exterior Improvements from the current estimate of $1,250,000 - $1,325,000 (based on the Approved Letter) to the $1,200,000 amount agreed upon as the cumulative cost to be borne by Landlord and Tenant.  Landlord may present Cost Saving Revisions to Tenant and Tenant shall not unreasonably withhold or delay its consent thereto.    Landlord shall obtain a guaranteed maximum price contract for the Exterior Improvements based on the Approved Letter that will not exceed $1,200,000.  Landlord shall bid the Exterior Improvement work to three (3) qualified subcontractors for each major trade on an “open book” basis, shall use its reasonable efforts to utilize the low bidder for each trade, and shall provide Tenant with documentation thereof upon request.  Tenant shall have the right to request changes to the Exterior Improvements (which changes shall be subject to Landlord’s approval), provided that any such changes shall be considered a “Tenant Delay” to the extent so provided pursuant to the terms of Section 5.2 of the Tenant Work Letter.  To the extent that the total cost of the Exterior Improvements exceeds $1,000,000 (the “Excess Cost”), then

Tenant shall be responsible for payment of such Excess Cost to Landlord within thirty (30) days after receipt of written invoice, but Tenant shall not be responsible for Excess Costs in excess of $1,200,000 except to the extent that the cost of the Exterior Improvements exceeds $1,200,000 due to changes requested by Tenant. To the extent that the total cost of the Exterior Improvements is less than $1,000,000 (the “Exterior Improvements Underage”), then Tenant shall be entitled to an increase in the “Improvement Allowance” (as that term is defined in Section 2.1 of the Tenant Work Letter attached hereto as Exhibit B) in the amount of the Exterior Improvements Underage.

1.4                                 Exterior Common Areas.  Landlord shall use its good faith, commercially reasonable efforts, at Landlord’s sole cost and expense, to cause the common areas of the Project to be further improved by the addition of an outdoor landscaped recreational area including outdoor, shaded eating areas, and recreation areas (the “New Outdoor Areas”).  Such new Outdoor Areas shall be common areas, available for use by Tenant and its employees and visitors, and by other tenants of the Project.  Landlord shall keep Tenant reasonably apprised of Landlord’s efforts to construct the New Outdoor Areas.  Notwithstanding the foregoing, Landlord shall not be in breach of this Lease, and Tenant shall not have the right to abate any Rent due hereunder, if Landlord does not cause the New Outdoor Areas to be built or if the New Outdoor Areas deviate from the description above.

1.5                                 Verification of Rentable Square Feet of Premises.  The rentable and usable area of the Premises shall be determined in accordance with the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (the “BOMA Standard”).  Landlord and Tenant shall each have the right, upon notice (the “Remeasurement Notice”) delivered to the other party within sixty (60) days following the Lease Commencement Date, to remeasure the usable square footage of the Premises in accordance with the BOMA Standard.  In the event that such remeasurement indicates that the usable square footage measurement set forth in this Lease is in excess of or lower than the usable square footage number which would have resulted had the BOMA Standard been properly utilized, any payments due either party (or other rights between Landlord and Tenant) based upon the amount of rentable and usable square feet contained in the Premises (including, without limitation, the Base Rent, Tenant’s Share, the Security Deposit amount, and the Improvement Allowance), shall be proportionally, retroactively and prospectively reduced or increased, as appropriate, to reflect the actual number of rentable and usable square feet as properly derived from the remeasured usable square footage under the BOMA Standard.  If either party disagrees with the other party’s remeasurement and if a dispute occurs regarding the final accuracy of the usable square footage measurement of the Premises in accordance with the BOMA Standard, such dispute will be conclusively resolved by an architect selected by Landlord and approved by Tenant, in Tenant’s reasonable discretion.  In the event that a Remeasurement Notice is not timely delivered in accordance with the terms of this Section 1.5, the square footage of the Premises shall not be subject to remeasurement, and the rentable square footage set forth in Section 2.2 of the Summary above shall be binding and conclusive.

1.6                                 Recordation of Memorandum of Lease.  Concurrently with the mutual execution of this Lease, Landlord and Tenant shall execute and acknowledge a Memorandum of Lease in the form attached hereto as Exhibit G-1 for recordation against the Building and Tenant and Landlord’s affiliate that owns the adjacent parcel that comprises the portion of the Project on which the 29901 Building is located (the “29901 Parcel”) shall execute and acknowledge a Memorandum of Lease also in the form attached hereto as Exhibit G-2 for recordation against the adjacent parcel (each, a “Memo of Lease”).  Within five (5) business days following the date of full execution and delivery of this Lease, Landlord shall cause each Memo of Lease to be appropriately recorded with the Los Angeles County Recorder’s Office and shall provide Tenant with reasonable evidence thereof.   Upon a sale of the 29901 Parcel, Tenant shall, upon request of Landlord, execute a termination of the Memo of Lease for the 29901 Parcel provided that Landlord provides Tenant with alternate assurance (such as an easement agreement or similar undertaking from the buyer) that such Buyer will not interfere with Tenant’s rights with respect to the 29901 Parcel.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1                                 In General.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary.  The term of Tenant’s lease of the Premises shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”), unless this Lease is sooner terminated or extended as hereinafter provided.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date.  At any time during the first six (6) months of the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which, provided the same is factually accurate, Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2                                 Option Term.

2.2.1                        Option Right.  Landlord hereby grants the Original Tenant, its Affiliates or an assignee permitted or approved pursuant to the terms of Article 14 of this Lease (a “Permitted Assignee”), as the case may be, one (1) option to extend the Lease Term (the “Option”) for a period of five (5) years (the “Option Term”), which Option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease following the expiration of any applicable notice and cure period.  Upon the proper exercise of such Option, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 2.2 shall be personal to the Original Tenant, its Affiliates or a Permitted Assignee (and not any other assignee, or any sublessee or other transferee of Tenant’s interest in this Lease).

2.2.2                        Option Rent.  The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Market Rent Rate;” provided, however, in no event shall the monthly Base Rent for the first year of the Option Term be less than the monthly Base Rent payable during the 4th Lease Year.  The “Fair Market Rent Rate” shall be equal to the rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term are, pursuant to transactions completed within the fifteen (15) month period prior to the commencement date of the Option Term, leasing non-sublease, non-encumbered, non-equity, non-renewal, non-expansion space reasonably comparable in size, location and quality to the Premises for a similar lease term, in an arms length transaction, which comparable space is located in “Comparable Buildings,” as that term is defined below (“Comparable Transactions”), in either case taking into consideration the following concessions (“Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the improvements (but not existing improvements which were paid for by Tenant in excess of the Improvement Allowance), (c) parking rights and charges being provided for tenants in connection with such comparable space, and (d) all other monetary and non-monetary concessions, if any, being granted such tenants in connection with such comparable space.  For purposes of this Lease, “Comparable Buildings” shall mean buildings of comparable age, quality of construction, appearance and quality of common area improvements located in Calabasas, Westlake and Agoura Hills, California.  The Base Year for the Option Term shall be the calendar year that contains the first day of the Option Term.  In the determination of the Option Rent, if Concessions are granted to Tenant, Landlord may, at Landlord’s sole option, elect any or a portion of the following:  (1) to grant the Concessions to Tenant in the form as described above (i.e., as free rent or as an improvement or other allowance), or (2) in the event the value of the Concessions exceeds $5.00 per rentable square foot of the Premises, to grant only the first $5.00 per rentable square foot in the manner as set forth in item (1), and to adjust the rental rate component of the Option Rent to be an effective rental rate which takes into consideration the total dollar value of such Concessions in excess of $5.00 per rentable square foot of the Premises (in which case the Concessions in excess of $5.00 per rentable square foot of the Premises evidenced in the effective rental rate shall not be granted to Tenant).  The Fair Market Rent Rate shall additionally include a determination, based upon the financial condition of Tenant at the time such determination is made, as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations during the Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).  Notwithstanding the foregoing, Tenant shall not be required to provide additional financial security if Tenant’s financial condition at the time of exercise of the Option is comparable to its financial condition as of the date hereof.

2.2.3                        Exercise of Option.  The Option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner:  (i) Tenant shall deliver written notice (the “Interest Notice”) to Landlord not more than twenty-four (24) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant may be interested in exercising its Option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such Option, Tenant shall, on or before the date occurring nine (9) months prior to the expiration of the initial Lease Term, exercise the Option by delivering written notice (the “Option Exercise Notice”) thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent for the Option Term shall be determined, as set forth in Section 2.2.4 below.  Notwithstanding the foregoing, in the event that Tenant shall fail to deliver the Interest Notice, Tenant shall nonetheless have the right to deliver the Option Exercise Notice within the time period set forth above, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4, below.

2.2.4                        Determination of Option Rent.  In the event Tenant timely and appropriately objects to Landlord’s determination of the Option Rent, or Tenant delivers the Option Exercise Notice without having delivered the Interest Notice, Landlord and Tenant shall attempt to agree upon the same using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent, or the delivery of the Option Exercise Notice if no Interest Notice was delivered (in either event, the “Outside Agreement Date”), then each party shall submit its determination of the Option Rent, within five (5) business days,  to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7 below.

2.2.4.1               Landlord and Tenant shall each appoint one arbitrator who shall by profession be a commercial real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the vicinity of the Building.  The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent for the Option Term is the closest to the actual Option Rent for the Option Term, as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease.  Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

2.2.4.2               The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

2.2.4.3               The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent for the Option Term, and shall notify Landlord and Tenant thereof.

2.2.4.4               The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5               If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.2.4.6               If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to binding, final, non-applicable arbitration before a J.A.M.S. arbitrator mutually agreed upon by Landlord and Tenant.  If Landlord and Tenant cannot agree on the arbitrator, the parties will so inform J.A.M.S., who will then be authorized to select a J.A.M.S. judge to arbitrate the matter.  Each party shall have the right of discovery pursuant to the California Code of Civil Procedure and evidentiary hearings shall be governed by the California Evidence Code, but subject to the instruction set forth in this Section 2.2.4.

2.2.4.7               The cost of arbitration shall be paid by Landlord and Tenant equally.

2.3                                 Occurrence of Lease Commencement Date.  In the event that Landlord has failed to cause the Lease Commencement Date to have occurred on or before September 1, 2005 (the “First Outside Date”) and Tenant is not reasonably able to avoid paying a holdover penalty under its current lease, then Landlord shall be responsible for paying fifty percent (50%) of such holdover penalty accruing after September 1, 2005, provided that Landlord’s contribution shall not exceed $1,000 per day (Landlord’s collective contribution shall be referred to as “Landlord’s Holdover Contribution”).  The First Outside Date shall be subject to extension to the extent of any “Tenant Delay” (as defined in Section 5.2 of the Tenant Work Letter) and/or any delay caused by Force Majeure.  In the event that Landlord has failed to cause the Lease Commencement Date to have occurred on or before January 1, 2006 (the “Second Outside Date”), Tenant shall have the right, exercisable by delivery of written notice to Landlord within ten (10) days after the Second Outside Date, to terminate this Lease by delivering written notice to Landlord of such termination.  The Second Outside Date shall be subject to extension to the extent of any Tenant Delay and/or any delay caused by Force Majeure (not to exceed 3 months for Force Majeure).  If Tenant elects to terminate this Lease pursuant to the terms of this Section 2.3, then Tenant shall repay to Landlord Landlord’s Holdover Contribution on the date that Tenant delivers the termination notice to Landlord.  The remedies of Tenant provided for in this Section 2.3 shall be Tenant’s sole and exclusive remedies for Landlord’s failure to timely cause the Lease Commencement Date to occur and Tenant hereby waives any and all other remedies, recourse, claims or causes of action, under this Lease, at law or in equity, for such failure to timely perform by Landlord.

ARTICLE 3

BASE RENT

3.1                                 In General.  Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as set forth in this Lease.  The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease.  If any “Rent,” as that term is defined in Section 4.1, below, payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2                                 Free Rent.  Notwithstanding anything in Section 3.1, above, to the contrary, provided Tenant is not then in default beyond the applicable notice and cure period provided in this Lease, Tenant shall not be obligated to pay the monthly Base Rent attributable to the Premises for the first nine (9) months of the initial Lease Term commencing on the Lease Commencement Date.

ARTICLE 4

ADDITIONAL RENT

4.1                                 General Terms.  Beginning on January 1, 2006, in addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any “Expense Year,” as that term is defined in Section 4.2.3 below, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.”  Except as otherwise expressly set forth herein, all amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term but shall be payable only for periods included within the Lease Term.  Notwithstanding the foregoing, other than Tax Expenses and costs incurred for utilities (the “Excluded Expenses”), Tenant shall not be responsible for Tenant’s Share of any Direct Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Direct Expenses relate, provided that Tenant shall be responsible for Excluded Expenses first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Excluded Expenses relate only to the extent that Landlord becomes aware of such increased Excluded Expenses following such two (2) year period due to governmental revision, supplementation or other governmental action which results in the adjustment of the Excluded Expenses.

4.2                                 Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                        “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2                        “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3                        “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.4                        “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the management, maintenance, security, repair, or operation of the Building, subject to the terms and conditions of this Lease.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of operating, repairing and maintaining the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the reasonable cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the reasonable cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any governmentally mandated transportation system management program or similar program; (iii) the reasonable cost of all insurance carried by Landlord in connection with the Building; (iv) the reasonable cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (v) reasonable costs incurred in connection with the parking areas servicing the Building (including costs of painting, restriping and resurfacing the parking areas servicing the Project); (vi) reasonable fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Building; (vii) payments under any equipment rental agreements; (viii) reasonable wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Building; (ix) reasonable costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair and maintenance of all systems and equipment and components thereof of the Building; (xi) the reasonable cost of janitorial, alarm, security and other services, reasonable replacement of wall and floor coverings, ceiling tiles and fixtures in common areas with similar items, maintenance of curbs and walkways, repair to roofs; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building, or any portion thereof (pro-rated based on its use at the Building and other buildings or projects; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably intended to effect economies in the operation or maintenance of the Building, but only to the extent of reasonably intended cost savings, or (B) that are required under any governmental law or regulation enacted after the Lease Commencement Date, or (C) which are incurred to upgrade or replace HVAC units serving the Building with comparable HVAC units if such HVAC units cannot be repaired at a reasonable cost (“HVAC Capital Costs”); provided, however, that any capital expenditure shall be amortized (including market-rate interest on the amortized cost) over its useful life (with such useful life determined in a manner consistent with generally accepted accounting principles), provided further that HVAC Capital Costs shall be amortized over a ten (10) year period; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate currently in force imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building in effect as of the date of this Lease; and (xvi) window cleaning of the Building.  Any of the services which may be included in the computation of the Operating Expenses of the Building may be performed by divisions, subsidiaries or affiliates of Landlord, provided that the contracts for the performance of such services shall be materially consistent (in terms of price and quality of work) with similar contracts and transactions with unaffiliated entities for the performance of such services in comparable office buildings within the greater Los Angeles metropolitan area.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)                                  Landlord’s brokerage fees or commissions, finder’s fees, space planning costs, attorneys’ fees and other costs incurred by Landlord in leasing or attempting to lease space or operate concessions in the Project, including design, construction and construction management costs relating to tenant improvements of other tenants;

(b)                                 costs of design, entitlement, site preparation, planning, marketing, construction, and/ or acquisition of new buildings, additional land or any expansion of or major physical change to the Building or the Project;

(c)                                  except as set forth in Section 4.2.4 (xii) and Section 4.2.4 (xiii), costs of items considered capital repairs, replacements, improvements and equipment, or amortization or depreciation under sound real estate accounting principles consistently applied or otherwise;

(d)                                 except as set forth in Section 4.2.4 (xii) and Section 4.2.4 (xiii), interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt secured, or unsecured, by the Project;

(e)                                  amounts paid for goods or services to any persons or entities related to Landlord in excess of the prevailing cost of such goods or services from competitive unrelated sources;

(f)                                    any fee to or charge by Landlord (or any person and/or entity related to Landlord) for management, supervision, employee costs, profit and/or general overhead, and any bookkeeping and accounting costs or expenses, except to the extent (a) incurred in connection with Landlord’s in-house accountant, or (b) included in the management fee permitted hereunder;

(g)                                 any cost which is the responsibility of any utility company, governmental agency, or other third party to the extent such cost is reimbursed to Landlord from such company, agency or other third party (provided that Landlord shall use reasonable efforts to collect any such costs from such third parties);

(h)                                 reserves for future expenses beyond current year anticipated expenses;

(i)                                     any costs or expenses for which Landlord is paid or reimbursed by insurance or a past or present tenant of the Project, or as to which Landlord had a claim for reimbursement which Landlord failed to diligently pursue, or as to which Landlord would have had a claim for reimbursement had Landlord carried the insurance required to be carried by Landlord under this Lease;

(j)                                     all interest and penalties incurred as a result of Landlord’s failure to pay any amounts (including tax expenses) as the same become due;

(k)                                  charitable or political contributions;

(l)                                     accountants’ fees, arbitration fees, and other costs and expenses incurred in connection with any audits conducted by Landlord or any past or present tenant or any existing or prospective leasing, lease renewal, lease termination, lease modification or other negotiations or disputes with employees or contractors, present or prospective tenants or other occupants of the Project, or their assignees or sublessees, or lenders or ground lessors;

(m)                               costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project or the entity constituting Landlord, and costs incurred by Landlord, in whole or in part, in connection with or as a result of Landlord’s ownership, operation or management of any properties other than the Project;

(n)                                 costs incurred to comply with laws relating to the removal, remediation, containment or treatment of hazardous material (as defined under applicable law) which was in existence in, on or under the Building or on the Project prior to the Lease Commencement Date or is brought onto the Project after the Lease Commencement Date by any party other than Tenant;

(o)                                 advertising and promotional expenditures, costs of installing, lighting or maintaining signs in or on the Project identifying the owner, manager, leasing agent or tenants of the Project;

(p)                                 any compensation paid or costs incurred in connection with commercial concessions operated by Landlord or third party operators;

(q)                                 costs arising from the negligence or willful misconduct of Landlord’s agents or tenants of the Project, and costs incurred due to the violation by Landlord of any law or the terms and conditions of any lease of space in the Project;

(r)                                    costs incurred for the repair of damage or destruction or eminent domain/taking governed by the destruction and condemnation provisions of the Lease;

(s)                                  automobile or travel expenses for Landlord or its agents;

(t)                                    any bad debt loss, rent loss or reserves for bad debts or rent loss;

(u)                                 costs for acquisition and refurbishment (as opposed to ordinary repair) of sculpture, murals, paintings or other objects of art;

(v)                                 except as specifically permitted in Sections 4.2.4 (ii), (iv), (ix) and (xv), fees and payments to obtain or arising under any REA or any recorded easements, development agreements, participation agreements, covenants, conditions or restricting conditional use permits, traffic management programs, mitigation fees, conservation fees, housing replacement or linkage fees, or similar fees;

(w)                               “Monthly Utility Costs” (as defined in Section 6.3 below); any other costs paid directly by Tenant to Landlord or any third party; or electrical costs attributable to any other building at the Project ;

(x)                                   Any management fees whether paid to Landlord or a third party, in excess of those management fees which are normally and customarily charged by landlords of Comparable Buildings, or otherwise in excess of an amount equal to the product of (A) three percent (3%) and (B) the amount of gross revenues for the Building;

(y)                                 Any “finders fees”, brokerage commissions, job placement costs or job advertising cost;

(z)                                   In no event shall Operating Expenses include insurance deductible amounts in excess of $100,000 in any Expense Year (the foregoing shall not allow the inclusion of any costs which are otherwise excluded by the terms of this Lease);

(aa)                            Tax Expenses;

(bb)                          “Takeover” expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Project;

(cc)                            Cost of work or replacements covered by warranties; and

(dd)                          Costs resulting from the failure of the Project, as of the Lease Commencement Date, to comply with laws applicable to the Project as of the Lease Commencement Date;

(ee)                            the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

(ff)                                any amounts paid as ground rental or as rental for the Project by the Landlord; and

(gg)                          rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project.

The foregoing schedule of exclusions from Operating Expenses is intended to function solely as an exclusionary listing and shall not be interpreted to permit or authorize any cost or expense which would not otherwise be considered to be an Operating Expense under the other terms and conditions of this Lease.  In no event shall Landlord bill tenants of the Project in the aggregate for more than 100% of the cost actually incurred by Landlord for any item of Operating Expense.  Operating Expenses shall be calculated in a manner consistent with sound real estate management accounting principles, consistently applied.

In the event that Landlord pays increased insurance premiums in an Expense Year because, although it did not carry insurance against the perils of earthquake and/or terrorism during the Base Year, it subsequently elects to carry insurance against one or both of such perils in an Expense Year, then, for purposes of calculating Operating Expenses in such Expense Year (and any subsequent Expense Year in which Landlord elects to carry insurance against one or both of such perils) the cost of insurance premiums for the Base Year shall be deemed increased by the amount Landlord would have incurred had Landlord carried insurance against the same peril(s) during the entire Base Year.

If the Building is not at least 100% occupied by Tenant for the purpose of conducting its business therein during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Building been 100% occupied for the entire year (the Base Year or Expense Year, as applicable) for the purpose of conducting its business therein; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  In no event shall Landlord’s grossed-up calculations for any particular expense result in a determination of such particular expense which would result in more than 100% of such expense being reimbursable to Landlord, and if such calculations result in an excess, Tenant’s Share of the amount in excess of 100% shall be returned to Tenant.  All exclusions to Operating Expenses, as set forth above, shall be deducted prior to applying a gross-up methodology to any item of Operating Expenses.  Only those items, or components of items, which are variable (i.e., costs which vary as a result of changes in occupancy of the Building such as cleaning, repair, maintenance, HVAC operation, etc.), as opposed to fixed costs (i.e., costs which do not vary as a result of changes in occupancy of the Building such as annual contracted inspections of systems of equipment, fixed security and insurance costs, etc.) shall be grossed-up.  In the gross-up treatment, reasonable projections shall be used and sound real estate accounting principles, consistently applied, utilized.

4.2.5                        Taxes.

4.2.5.1               “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which shall be paid or accrued during, and which are attributable to, a particular Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Building.  Tax Expenses for the Base Year and any Expense Year shall be increased to equal the Tax Expenses, including ad valorem taxes and gross receipts taxes, which would be payable if the Building (if the Building is on a separate parcel, and if not, then the buildings that are on the applicable tax parcel) were fully occupied by tenants paying rental comparable to Tenant’s rent, built out at a level comparable to Tenant’s improvements, and the Building(s) fully assessed as a result of the foregoing.

4.2.5.2               Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Building, or as against the business of leasing the Building; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross rents or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3               Any reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days following demand by Landlord, Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items already included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6                        “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3                                 Multi-Building Project.  The parties acknowledge that the Building is a part of a multi-building project and that certain costs and expenses incurred in connection with the Project, which are not attributable or specific to a particular building or tenant, should be shared between Tenant and the tenants of the Adjacent Building or other buildings in the Project.  Such shared costs shall include, without limitation, the cost of operation, repair and maintenance of any parking structure that may be developed by Landlord at the Project if a material portion of Tenant’s parking spaces are relocated to such parking structure.  Accordingly, Landlord shall allocate, on a reasonable and equitable basis, to the Building a portion of Operating Expenses that are incurred on a Project-wide basis, and that are not attributable or specific to a particular building or tenant.

4.4                                 Calculation and Payment of Additional Rent.  If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1                        Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall give to Tenant within one hundred twenty (120) days following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess.  Each Statement shall be itemized with reasonable detail as to general categories and shall specifically note the amount of each such category.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due or within 30 days following Tenant’s receipt of the Statement, whichever is later, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below.  If the amount of the Excess is less than the amount paid by Tenant as Estimated Excess during the applicable Expense Year, Tenant shall receive a credit for such overpayment against the Rent next due under this Lease, provided that if the Lease Term has expired, Landlord shall pay the amount of Tenant’s overpayment to Tenant.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant, within thirty (30) days following demand by Landlord, shall pay to Landlord such amount.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2                        Statement of Estimated Direct Expenses.  In addition, Landlord shall endeavor to give Tenant within 120 days following the commencement of each Expense Year a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, with its next installment of Base Rent due or within 30 days following Tenant’s receipt of the Estimate Statement, whichever is later, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5                                 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1                        Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2                        Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease.

4.5.3                        If the “Original Improvements” (as defined in Section 10.3.2 below) and Alterations in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation in excess of the actual hard Tenant Improvement costs, not to exceed $40.00 per rentable square foot of the Premises, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.6                                 Tenant’s Payment of Certain Tax Expenses.  Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the initial Lease Term, any sale, refinancing, or change in ownership of the Building or Project is consummated, and as a result thereof, and to the extent that in connection therewith, the Project is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, or any successor statute, then the terms of this Section 4.6 shall apply to such Reassessment of the Project.

4.6.1                        The Tax Increase.  For purposes of this Article 4, the term “Tax Increase” shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment.  Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the base, shell and core of the Building or the tenant improvements located in the Building, (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, and (iii) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum.

4.6.2                        Protection.  In the event of a Reassessment during the initial Lease Term, Tenant shall not be obligated to pay the applicable “Percentage of Protection” as set forth below, of the associated Tax Increase.

Lease Year	Percentage of Protection

1	100%
2	100%
3	100%
4	50%
5	50%
6	50%
7-10	0%

As an example only, in the event of a Reassessment on the first day of the 2nd Lease Year, Tenant would be responsible for 0% of the resulting Tax Increase in Lease Years 2 and 3; 50% of the resulting Tax Increase during Lease Years 4 through 6; and 100% of the resulting Tax Increase in Lease Years 7 through 10.

4.6.3                        Landlord’s Right to Purchase the Proposition 13 Protection Amount Attributable to a Particular Reassessment.  The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term in connection with a particular Reassessment pursuant to the terms of this Section 4.6, shall be sometimes referred to hereafter as a “Proposition 13 Protection Amount.”  If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms of this Section 4.6.3 shall apply to each such Reassessment.  Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), at any time during the Lease Term, by paying to Tenant an amount equal to the “Proposition 13 Purchase Price,” as that term is defined below, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease.  As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord.  Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord’s exercise of its right to purchase, as set forth in this Section 4.6.3, plus (B) two percent (2%) per annum.  Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.6.2 of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment.  Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Rent next due shall be increased by the amount of the overestimation.

4.7                                 Landlord’s Books and Records.  Within one (1) year after receipt of a Statement by Tenant (or three (3) years with respect to the Base Year only), if Tenant disputes the amount of Additional Rent set forth in the applicable Statement, either Tenant or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is paid on a non-contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect and copy Landlord’s records with respect to the Statement at Landlord’s offices in Los Angeles County, provided that Tenant has paid all amounts required to be paid under the applicable Statement.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one (1) year of Tenant’s receipt of such Statement (or three (3) years with respect to the Base Year only) shall be deemed to be Tenant’s approval of such Statement and Tenant thereafter waives the right or ability to dispute the amounts set forth in such Statement.  Tenant’s review of the Statement for the Base Year shall not extend Tenant’s review period for any other Lease Year.  If after such inspection, Tenant still disputes such Additional Rent, a binding determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than seven percent (7%), then the cost of Tenant’s initial review, the Accountant and the cost of such determination shall be paid for by Landlord.  If the resolution of the parties’ dispute with regard to the Additional Rent under this Section (which resolution shall include the binding determination of the Accountant) reveals an error in the calculation of the Additional Rent to be paid by Tenant, the parties’ sole remedy shall be for the parties to make appropriate payments or reimbursements, including interest on any over-payment made by Tenant or underpayment due to Landlord, as the case may be, to each other as are determined to be owing.  Any such payment shall be made within thirty (30) days following the resolution of such dispute.  Subject to the express terms hereof, the terms of this Section 4.7 shall survive the termination of this Lease to allow the parties to enforce their respective rights hereunder.  Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.7, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1                                 Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2                                 Prohibited Uses.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect.  Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions (collectively, “CC&Rs”) now or hereafter affecting the Project, but with respect to any CC&Rs recorded following the date of this Lease (“Future CC&Rs”), Tenant agrees to comply with such Future CC&Rs only to the extent such Future CC&R’s do not adversely affect Tenant’s use of the Premises for the Permitted Use, or increase Tenant’s costs or obligations hereunder.  Landlord hereby represents and warrants to Tenant that there are no unrecorded existing CC&Rs that would conflict or would interfere with the terms of this Lease, or would interfere with the use of the Premises by Tenant for the Permitted Use.

5.3                                 Kitchen/Cafeteria.  Landlord hereby acknowledges and agrees that as a part of the Improvements to be constructed by Tenant in accordance with the terms of the Tenant Work Letter attached hereto as Exhibit B, Tenant may install a kitchen and cafeteria for uses consistent with general office uses, subject to (i) the terms of this Section 5.3, (ii) Landlord’s consent to all plans and specifications related to such kitchen (including, but not limited to, the location of such kitchen and provision for adequate venting), and (iii) compliance with all Applicable Laws.

5.4                                 Tenant’s Right to Install an Emergency Generator.  Subject to the terms hereof, Tenant shall have the right to install an emergency back-up electrical generator (the “Generator”) at the Project outside of the Building, in a location to be designated by Landlord in Landlord’s reasonable discretion.  Subject to Landlord’s prior approval of all plans and specifications, and at Tenant’s sole cost and expense, Landlord shall permit Tenant to install and maintain the Generator, and connections between the Generator and the Premises, all in compliance with all applicable Laws.  Such Generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) the period of any electrical power outage in the Building.  Tenant shall be entitled to operate the Generator and such connections to the Premises for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord.  Tenant shall submit the specifications for design, operation, installation, and maintenance of the connections to the Generator and facilities related thereto to Landlord for Landlord’s consent, which consent may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord’s engineers, so that the safety and security of the Building is not endangered, and the Building’s Systems are not materially and adversely affected by the installation and operation of the Generator.  Tenant’s right to install the Generator shall be subject to Tenant’s receipt of all applicable permits and governmental approvals, which shall be obtained by Tenant at Tenant’s sole cost.  Tenant shall deliver to Landlord a copy of all such permits and approvals.  Tenant shall also enclose the Generator to maintain the aesthetic appearance of the Project, as reasonably prescribed by Landlord.  Tenant shall have no obligation to pay any base rent for the space occupied by the Generator, provided that the cost of design (including engineering costs) and installation of the Generator and the costs of the Generator itself shall be Tenant’s sole responsibility.  The number of parking spaces that Landlord is obligated to provide to Tenant (as set forth in Section 9 of the Summary) shall be reduced to the extent that Landlord loses use of any parking spaces due to the presence of the Generator.  All repairs and maintenance of and compliance with Applicable Laws with respect to the Generator shall be the sole responsibility of Tenant, and Landlord makes no representation or warranty with respect to such Generator.  At Landlord’s option, Landlord may require that Tenant remove the Generator and all related facilities upon the expiration or earlier termination of this Lease and repair all damage to the Building resulting from such removal, at Tenant’s sole cost and expense.  The terms of the preceding sentence shall survive the termination or earlier expiration of this Lease.  The Generator shall be deemed to be a part of the Premises for purposes of the indemnification and insurance provisions of this Lease, and Tenant shall maintain, at Tenant’s cost, industry standard “boiler and machinery” insurance coverage with respect thereto.

ARTICLE 6

SERVICES AND UTILITIES

6.1                                 Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1                        Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises (i.e., assuming normal density and equipment usage) from 8:00 A.M.

to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other nationally recognized holidays (collectively, the “Holidays”).  Landlord shall deliver the Building HVAC system in good working order and condition as of the Lease Commencement Date.

6.1.2                        Landlord shall provide adequate electrical wiring and facilities in compliance with the specifications set forth on Schedule 2 to Exhibit B for connection to Tenant’s lighting fixtures and incidental use equipment for normal office use, which electrical usage shall be subject to applicable laws and regulations, including Title 24.  The cost of replacement of Building-standard (non-specialty) lamps, starters and ballasts shall be included in Operating Expenses.

6.1.3                        Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building’s Common Areas.

6.1.4                        Landlord shall provide janitorial services to the Premises Monday through Friday, except the date of observation of the Holidays, in and about the Premises, in accordance with specifications attached hereto as Exhibit I, and otherwise in a manner consistent with Comparable Buildings.  Landlord’s obligations are premised upon Tenant’s operation during normal business hours; if Tenant works night shifts, double shifts or consistently long hours, Landlord shall not be obligated to provide additional janitorial services to compensate for the additional cleaning requirements imposed by Tenant as a result thereof. Landlord shall not provide janitorial services to Tenant’s kitchen area.  Landlord shall provide typical office janitorial service in Tenant’s lunch room areas.  Tenant will provide all food-related cleaning (such as cleaning of food and food waste from counters, tables and floors, disposal of food waste, etc.) in its lunch room areas.  Tenant shall keep Tenant’s kitchen and lunchroom areas clean and sanitary at all times.  As consideration for Tenant’s obligation to clean its kitchen area, Landlord shall credit Tenant $75 per month, which amount may be offset against the Rent due hereunder on a monthly basis.  During Rent abatement periods, Landlord shall pay Tenant $75 per month.

6.1.5                        Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises as part of Tenant’s initial construction pursuant to the terms of the Tenant Work Letter or afterward pursuant to the terms of Article 8, below; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System does not interfere with the Building systems and equipment and to the extent that Tenant’s Security System unreasonably interferes with Landlord’s security system and the Building systems and equipment, Tenant shall not be entitled to install or operate it.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System.

6.1.6                        Notwithstanding anything to the contrary in this Lease, Landlord agrees that Landlord shall maintain and operate the Building and Project in a manner, and in a condition and repair, materially consistent with that undertaken by landlords of the Comparable Buildings.

Tenant shall reasonably cooperate with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2                                 Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease, except as permitted in this Lease.  Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.  Landlord shall cause the electrical use of the Building HVAC system to be separately metered.  Electrical usage for “After Hours HVAC” (as that term is defined below) shall not be included in the “Monthly Utility Cost” (as defined in Section 6.3 below), but shall be included in the “After Hours HVAC Charge” (as that term is defined below).  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease (“After Hours HVAC”), Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, and Landlord shall supply such After Hours HVAC to Tenant at the “After Hours HVAC Charge,” as that term is defined, below.  As used herein, the “After Hours HVAC Charge” shall equal the actual cost to Landlord of supplying such After Hours HVAC, without profit or overhead but including the salary and benefits of the engineer and other personnel required to supply the same.  Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder.

6.3                                 Utility Expense Stop.  To the extent during any month during the Term (including the Option Term, if applicable) the actual cost charged by the applicable utility provider for the supply of electricity (including electricity used to provide HVAC during Building Hours), water and gas to the Building (including the Premises) (the “Monthly Utility Cost”) exceeds the “Monthly Utility Expense Stop Amount” (as defined below), then Tenant shall be required to pay Landlord, within thirty (30) days following receipt of a written invoice, the amount by which the Monthly Utility Cost exceeds such Monthly Utility Expense Stop Amount.  Conversely, to the extent during any month during the Term the Monthly Utility Cost is less than the “Minimum Monthly Utility Amount” (as defined below), then Landlord shall provide a credit to Tenant in the amount by which the Minimum Monthly Utility Amount exceeds the Monthly Utility Cost, which credit shall be applied against the Base Rent and Additional Rent next due hereunder.  If any utility costs are paid by Landlord on other than a monthly basis, then Landlord shall reasonably calculate the monthly cost of such utilities. Amounts payable by Tenant to Landlord under this Section

6.3 shall be deemed Additional Rent hereunder.  Utility costs covered by this Section 6.3 shall not be included in Operating Expenses.  For purposes of this Section 6.3, the following terms shall de defined as follows:

(i)                                        the “Monthly Utility Expense Stop Amount” shall initially be $0.20 per rentable square foot of the Premises and shall increase by three percent (3%), on a compounded basis, on each anniversary of the Lease Commencement Date.

(ii)                                     the “Minimum Monthly Utility Amount” shall initially be $0.17 per rentable square foot of the Premises and shall increase by three percent (3%), on a compounded basis, on each anniversary of the Lease Commencement Date.

ARTICLE 7

REPAIRS

7.1                                 Duties of Repair.  Landlord shall maintain, repair and replace (i) the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, skylights, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), exit stairs, Project parking facility, elevator cabs, and Building mechanical, electrical and telephone closets and Base Building (collectively, “Building Structure”), and (ii) the mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems installed or furnished by Landlord (the “Building Systems”), in good order and repair and in a first class condition.  The Building Structure and Building Systems shall be collectively referred to as the “Base Building.”  Except as to Landlord’s obligations set forth above in this Section 7.1, Tenant shall, at Tenant’s own expense, keep the Premises, including all Alterations, “Tenant Improvements,” as that term is defined in the Tenant Work Letter, all improvements, fixtures furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), in good order, repair and condition at all times during the Lease Term.  In addition, except as provided as part of Landlord’s repair obligations set forth above or elsewhere in this Lease, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time, promptly and adequately complete all repairs which Tenant is obligated to complete; provided however, that, at Landlord’s option, if Tenant fails to make such repairs, Landlord may, but need not, on not less than ten (10) business days notice to Tenant (except in the case of an emergency), make such repairs, and, to the extent Tenant was obligated to undertake such repair at Tenant’s sole cost, Tenant shall, within thirty (30) days following demand by Landlord, pay Landlord the actual and reasonable cost expended by Landlord in connection therewith.  Landlord may, but shall not be required to, and on not less than 24 hours prior written notice, enter the Premises at reasonable times to make repairs, alterations, improvements or additions to the Premises or to the Building or to any equipment located in the Building as required by the terms of this Lease, or as required by governmental or quasi-governmental authority or court order or decree.  Subject to Section 7.2, below, Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

7.2                                 Tenant’s Right to Make Repairs.  If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the provision of utilities and/or services and/or repairs and/or maintenance to the Premises, and Landlord fails to provide such action as required by the terms of this Lease within thirty (30) days after receipt of such written notice (or such longer period of time if the nature of such action is such that the same cannot reasonably be completed within a thirty (30) day period, provided Landlord has diligently and continuously commenced such action within such period and thereafter diligently proceeds to complete said action as soon as possible), then Tenant may proceed to take the required action upon delivery of an additional five (5) days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action plus interest at the Interest Rate during the period from the date Tenant incurs such costs and expenses until such time as payment is made by Landlord.  Notwithstanding the foregoing, in the event of an emergency, the 30-day period set forth above shall be reduced to 24 hours, and no second notice shall be required, Tenant shall use reputable contractors with experience in similar work.  Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice together with interest at the Interest Rate.  If, however, Landlord in good faith delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that specifically enumerated charges are excessive (in which case Landlord shall pay all of the charges not so enumerated, and further, with respect to the charges so enumerated, the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but Tenant may proceed to claim a default by Landlord under this Lease and may institute legal action seeking to recover damages from Landlord as a result of such claimed default.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1                                 Landlord’s Consent to Alterations.  Tenant may make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) upon ten (10) days notice to Landlord by Tenant but without first procuring the prior written consent of Landlord to such Alterations, provided that Tenant shall obtain Landlord’s prior consent with respect to (i) any Alteration which relates to, or is required in connection with the use by, Tenant of any hazardous materials or hazardous substances in the Premises, which Landlord may withhold its consent to in Landlord’s sole and absolute discretion, (ii) any Alteration which materially and adversely affects the structural portions or the systems or equipment of the Building, which Landlord shall not unreasonably withhold its consent to, or (iii) any Alteration which is visible from the exterior of the Building and which results in a material adverse change in the appearance of the Building, which Landlord may withhold its consent to in Landlord’s sole and absolute discretion.  Except as set forth to the contrary in this Article 8, the construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2                                 Manner of Construction.  Landlord may impose, as a condition of its consent to any Alteration requiring Landlord’s consent, the requirement that Tenant utilize for such purposes only contractors and subcontractors approved by Landlord, in Landlord’s reasonable discretion.  With respect to Alterations not requiring Landlord’s consent, Tenant shall utilize only reputable and skilled contractors and subcontractors which are comparable to the contractors and subcontractors utilized by tenants at the Comparable Buildings.  If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord’s reasonable rules and regulations concerning such hazardous materials or substances.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the appropriate municipal agency, all in conformance with Landlord’s reasonable construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues.  In the event Tenant performs any Alterations which are not customary general office tenant improvements which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant’s expense, make such changes to the Base Building.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to unreasonably obstruct the business of Landlord or other tenants in the Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas (Tenant hereby acknowledging and agreeing that the foregoing shall be applicable in connection with the Tenant Improvements as well as any Alterations).  In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3                                 Payment for Improvements.  If payment for any Alteration in excess of $100,000 is made by Tenant directly to contractors, Tenant shall comply with Landlord’s reasonable and customary requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, provided that Tenant’s obligations under Article 9 of this Lease shall apply with respect to all Alterations undertaken by Tenant.  If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord 5% of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.  If Tenant does not order any work from Landlord, Tenant shall not be required to pay Landlord any supervision fee or other compensation in connection with such work, but if such work shall involve any matter which reasonably requires review or consultation by Landlord’s management staff with third-party consultants, Tenant shall reimburse Landlord for Landlord’s Actual Cost in connection with such review or consultation.

8.4                                 Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, only if Tenant’s financial condition has materially deteriorated from its financial condition as of the date hereof, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5                                 Landlord’s Property.  All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a commercially reasonable condition.  Furthermore, Landlord may, by written notice to Tenant given at the time Landlord grants its consent to any Tenant Improvements, Alterations or systems and equipment (which notice shall specify the reasonable grounds for such requirement), require Tenant, at Tenant’s expense, to remove any Alterations or systems and equipment in the Premises, which is not a typical general office improvement, upon the expiration or earlier termination of this Lease (the “Designated Alterations”) and repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a commercially reasonable condition, provided that Landlord shall have the right to require Tenant to leave any of the Designated Alterations in the Premises by delivery of notice to Tenant at least six (6) months prior to the end of the Term.  Notwithstanding the foregoing, Tenant shall have no obligation to remove any of the initial Tenant Improvements provided they are consistent with the “Final Space Plan” (as defined in Section 3.2 of the Work Letter).  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of such Tenant Improvements, Alterations and/or systems and equipment in the Premises and return the affected portion of the Premises to a commercially reasonable condition as required under this Lease, provided that Tenant does not fulfill such obligation within thirty (30) days following notice from Landlord, Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable within thirty (30) days following demand by Landlord, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1                           Indemnification and Waiver.  Except to the extent arising from matters set forth in items (i), (ii) and (iii), below, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, members, subpartners, parents, subsidiaries, affiliates and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (“Claims and Expenses”) incurred in connection with or arising from any cause in or on the Premises, any negligence or willful misconduct of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, or employees of Tenant or any such person, in or on the Project, or any breach of the terms of this Lease, either prior to or during the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord Parties.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.  Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  Notwithstanding any contrary provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any consequential damages for a breach or default under this Lease, provided that this sentence shall not be applicable to any consequential damages which may be incurred by Landlord relating to, or in connection with any holdover by Tenant following the expiration of the Lease Term, subject to and in accordance with the provisions of Article 16 hereof.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.  Subject to the provisions of this Section 10.1, Landlord shall indemnify, defend, protect and hold Tenant and its partners, subsidiaries, affiliates, and their respective members, directors, officers, agents, servants and employees (collectively, “Tenant Parties”) harmless from and against any and all Claims and Expenses incurred in connection with, or arising form (i) any cause in or about the Project, the Building or the Common Areas (in each case other than the Premises), to the extent the same would be covered under a customary CGL Policy of insurance or is otherwise covered by Landlord’s insurance; (ii) any negligence or willful misconduct of Landlord or of any Landlord Party or any Landlord contractor, whether in or about the Project, the Building, the Common Areas or the Premises, or (iii) a breach of this Lease by Landlord; provided, however, that the foregoing indemnity shall not apply to the extent of the negligence or willful misconduct of Tenant or Tenant Parties.

10.1.1                  Landlord’s Insurance.  Landlord shall carry commercial general liability insurance with respect to the Building and Project during the Lease Term, and Landlord shall further insure the Building and Project during the Lease Term for full replacement coverage against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage

10.2                           Landlord’s insurance coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.  Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, and loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or Project or the ground or underlying lessors of the Building, Project, or any portion thereof.  Notwithstanding the foregoing provisions of this Section 10.2 and Section 10.4 below, the coverage and amounts of insurance carried by Landlord in connection with the Building and Project shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker’s Compensation and Employer’s Liability coverage as required by applicable law.  The minimum limits of policies of insurance required of Landlord under the Lease shall not limit the liability of Landlord under this Lease with respect to claims covered by such insurance.  The insurance obtained by Landlord shall specifically cover the indemnification liability of Landlord under this Lease.  Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3                           Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts.  Tenant may utilize blanket policies of insurance (and combinations of primary and excess/umbrella policies).

10.3.1                  Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate
0% Insured’s participation

10.3.2                  Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises installed by or for Tenant.  Such insurance shall be written on “special causes” of loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3                  Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4                           Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord as an additional insured,; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) provide that said insurance shall not be canceled unless thirty (30) days’ (ten (10) days in the event of nonpayment of premiums) prior written notice shall have been given to Landlord.  Tenant shall deliver said certificates of policies required hereunder to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof.  If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, after delivery of five (5) business days’ notice to Tenant, at Landlord’s option, procure such policies for the account of Tenant, and the reasonable cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5                           Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6                           Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.  Notwithstanding any provisions of this Lease to the contrary, the obligations of Tenant to provide increased or new insurance hereunder shall be limited to the extent the same is (i) then customarily required by landlords of Comparable Buildings in connection with comparable tenants occupying comparable sized premises and (ii) reasonably available for purchase by Tenant at a commercially reasonable cost.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1                           Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building, Original Improvements and Alterations (subject to the remaining terms of this Section 11.1), and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building, Original Improvements and Alterations, and the Common Areas prior to the casualty (subject to the remaining terms of this Section 11.1), except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, Landlord shall, at its sole cost and expense (provided that Tenant shall assign to Landlord all proceed of Tenant’s insurance relating to the Original Improvements and Alterations), repair any injury or damage to the Original Improvements and Alterations installed in the Premises and shall return such Original Improvements and Alterations to their original condition; provided, however that (i) Tenant shall be responsible for paying for any shortfall in insurance proceeds necessary to rebuild the Original Improvements and Alterations to the condition required by this Section 11.1 (except to the extent that Landlord’s insurance covers any portion of the Original Improvements and Alterations, in which case Landlord shall use such proceeds for the restoration of the Original Improvements and Alterations); (ii) Landlord shall in no event be required to spend more than the amount of insurance proceeds received by Landlord plus any funds paid by Tenant to restore the Original Improvements and Alterations; and (iii) Landlord shall have no responsibility with respect to Tenant’s personal property, furniture, fixtures or equipment, all of which shall be restored by Tenant.  Prior to the commencement of construction, Landlord shall submit to Tenant, for Tenant’s review and approval, all plans, specifications and working drawings relating thereto, and Tenant shall reasonably approve the contractors to perform such improvement work.  If such fire or other casualty shall have damaged the Premises or Common Areas rendering the Premises unfit for occupancy for the Permitted Use, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied for the conduct of business by Tenant as a result thereof.  Tenant’s right to rent abatement pursuant to the preceding sentence shall continue until the restoration of the Base Building, the Tenant Improvements and the Common Areas have been substantially completed and a certificate of occupancy has been issued.  Landlord shall be entitled to receive a supervision fee calculated in the same manner as the “Landlord Supervision Fee” (as defined in Section 4.3.2 of the Tenant Work Letter) in connection with any reconstruction by Landlord.

11.2                           Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant one hundred twenty (120) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii)  except for an amount not to exceed the “Threshold Amount,” as that term is defined below, the damage to the Base Building and Common Areas (as opposed to the Original Improvements and Alterations in the Premises) is not fully covered by Landlord’s insurance policies (or would have been covered had Landlord carried the insurance required by the terms of this Lease); or (iii) the damage occurs during the last nine (9) months of the Lease Term, and Tenant elects not to exercise its Option pursuant to Section 2.2 hereof.  Notwithstanding the foregoing, if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after the date of discovery of the damage, Tenant may elect, no earlier than sixty (60) days after the date of discovery of the damage and not later than one hundred twenty (120) days after the date of discovery of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than one hundred twenty (120) days after the date such notice is given by Tenant.  In addition, if the Lease has not been terminated by either party, and such repairs are not completed within ninety (90) days following the period estimated for repair at the time such repairs were commenced, then Tenant shall have the right, within five (5) business days after the end of such 90-day period, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than one hundred twenty (120) days after the date such notice is given by Tenant (provided that, if within five (5) business days after receipt of such notice, Landlord delivers Tenant a notice stating that, in the good faith opinion of Landlord such repairs will be completed within thirty (30) additional days, then Tenant’s termination notice shall be suspended for 30-days, and, if the repairs are completed within such period, the termination notice shall be null and void, and this Lease shall continue in full force and effect.  For purposes of this Section 11.2, the “Threshold Amount” shall equal $500,000; provided, however, that such amount shall be reduced by an amount equal to $4,167 on the first day of each month during the Lease Term, and in the event that Tenant exercises the Option, then as of the commencement of the Option Term, the Threshold Amount shall equal $500,000 and shall be reduced by $8,333 on the first day of each month during such Option Term.

11.3                           Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or more than twenty-five percent (25%) of the rentable area of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to or use of the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, provided that in each event that such claim by Tenant is payable to Tenant or is otherwise separately identifiable.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                           Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer, and (iv) current financial statements of the proposed Transferee or any other information which will reasonably enable Landlord to determine the financial responsibility of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that (I) in no event shall such fees and costs exceed $2,500.00 for a Transfer, and (II) no such fees and costs shall be due in connection with an assignment or sublease which does not require the consent of Landlord pursuant to the terms of this Article 14.

14.2                           Landlord’s Consent.  Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Landlord shall grant or deny its consent to a proposed Transfer within twenty (20) days following the date Landlord receives the Transfer Notice.  Any denial of Landlord’s consent shall be accompanied by a statement indicating the reasonable grounds upon which Landlord denied such consent.  In the event that Landlord shall fail to grant or deny its consent within the foregoing twenty (20) day period, and shall fail to grant or deny its consent within three (3) business days following receipt of notice thereof from Tenant, Landlord’s consent shall be deemed granted.  The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer only where one or more of the following apply:

14.2.1                  The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2                  The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3                  The Transferee is either a governmental agency or instrumentality thereof;

14.2.4                  The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.5                  The proposed Transfer would cause a violation of another lease for space in the Project that exists as of the date of this Lease, or would give an occupant of the Project a right to cancel its lease (based upon a right existing under the subject tenant’s lease as of the date of this Lease); or

14.2.6                  Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord and not more than two (2) other landlords to lease space in the Project and such other landlords’ projects, and Landlord retains space in the Building reasonably capable of satisfying the proposed Transferee’s requirements; provided, however, that the terms of this Section 14.2.6 shall not apply if Tenant has sold its all of its stock or assets to a third party and the successor or resulting entity, as the case may be, seeks to Transfer the entire Premises for the entire remainder of the Term.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

14.3                           Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.  No Transfer Premium shall be due in connection with a sublease or assignment to an Affiliate.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses (“Transfer Costs”) incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) any reasonable brokerage commissions and attorneys fees incurred in connection with the Transfer, (iv) marketing costs; (v) attorneys’ fees paid by Tenant to Landlord in connection with the Transfer, (vi) tenant improvement allowances granted in connection with the Transfer, (vii) free rent and concessions granted to the Transferee, and (viii) the amount of Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (A) the date Tenant contracts with a reputable broker to market the Subject Space, and (B) the date Tenant vacates the Subject Space, until the commencement of the term of the Transfer.  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  Tenant shall not artificially structure any Transfer as a subterfuge in order to intentionally circumvent the provisions of this Section 14.3.  Tenant shall be required to pay Landlord its portion of any Transfer Premium on a monthly basis when received by Tenant, provided that Tenant shall be entitled to recover all of its Transfer Costs prior to owing to Landlord any Transfer Premium pursuant to the terms of this Section 14.3.

14.4                           Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer (iv) Tenant shall furnish upon Landlord’s request a complete statement setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Within two (2) years of any Transfer, Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to such Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than seven percent (7%), Tenant shall pay Landlord’s costs of such audit.

14.5                           Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to treat such Transfer as cancelled and repossess the Subject Space by any lawful means.  If Tenant shall be in default under this Lease after the expiration of any applicable notice and cure period, Landlord is hereby authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.  If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.6                           Non-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, neither (i) an assignment to a transferee of all or substantially all of the stock or assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (the transferee in items (i), (ii) and (iii) above shall be referred to as (an “Affiliate”), shall be deemed a Transfer under this Article 14 of this Lease, provided that (a) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (iii) above, (b) the net worth (calculated according to generally accepted accounting principles) of the resulting entity is not less than the net worth of Tenant immediately prior to the transfer; provided, however, if such assignment or sublease is to an Affiliate which does not satisfy the net worth criteria established in this Section 14.6, Tenant may assign or sublease to such Affiliate and provide a guarantee to Landlord which guarantees the obligations of such Affiliate under the assignment or sublease, and (c) such assignment or sublease shall not be a subterfuge by Tenant to avoid its obligations under this Lease.  “Control,” as used in this Section 14.6, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1                           Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2                           Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, repairs which are specifically made the responsibility of Landlord hereunder and casualty excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3                           Kitchen Equipment.  Tenant may use the existing kitchen equipment (the “Kitchen Equipment”) located in the Building, free of charge during the Lease Term, subject to the following: (a) Landlord makes no representations, express or implied, regarding the condition, suitability, operability or specifications of the Kitchen Equipment, and Tenant shall accept the Kitchen Equipment in its “as-is” condition with all faults and flaws except for Landlord’s “Equipment Covenant” below; (b) Tenant shall maintain, operate, insure and assume all responsibility for the Kitchen Equipment during the Lease Term, and Landlord shall have no obligations with respect thereto; and (c) Landlord shall retain ownership of the Kitchen Equipment during the Lease Term.  Tenant may replace one or more items of the Kitchen Equipment during the Lease Term; at the time of such replacement Tenant shall request of Landlord, and Landlord shall advise Tenant, whether Landlord wishes the newly installed items to be removed at the expiration or earlier termination of the Lease Term, or left in place and surrendered to Landlord with the Premises.  If Tenant replaces any item of the Kitchen Equipment during the last five (5) years of the initial Lease Term and Landlord elects to require Tenant to leave such replacement item in place at the expiration or earlier termination of the initial Lease Term, Landlord shall reimburse Tenant, upon the expiration or termination of the Lease Term, for the unamortized portion of Tenant’s actual, reasonably documented cost for such item, based on a five (5) year amortization schedule (for example, if Tenant purchases a dishwasher for $500 in the sixth (6) year of the initial Lease Term and Landlord requires that Tenant leave the dishwasher in place rather than removing it, Landlord shall pay to Tenant, upon the expiration of the initial Lease Term, $100 for the unamortized cost of such dishwasher).  If Tenant purchases a built-in appliance for the kitchen that is not a replacement for an item of the existing Kitchen Equipment but is an additional appliance: (i) Tenant shall retain ownership of such appliance during the Lease Term; (ii) Tenant shall maintain, operate, insure and assume all responsibility for such appliance during the Lease Term; and (iii) at the expiration of the Lease Term Landlord may elect to either cause Tenant to remove such appliance (and repair any damage caused by such removal) or to leave such appliance in place, with Landlord to purchase such appliance from Tenant for its then-market value as mutually agreed by Landlord and Tenant.  If the Kitchen Equipment is not in good working order for the first five (5) years of the initial Lease Term, Landlord shall reimburse Tenant (the “Equipment Covenant”) for Tenant’s actual, reasonably documented cost of placing the Kitchen Equipment in good working order (including, if necessary, replacing items which cannot reasonably be repaired), up to a maximum amount of Ten Thousand Dollars ($10,000.00).

ARTICLE 16

HOLDING OVER

16.1                           Holding Over  If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred twenty-five (125%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the first one hundred twenty (120) days of any such holdover, and one hundred fifty percent (150%) thereafter.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

16.2                           Short Term Lease Extension.  Notwithstanding anything to the contrary set forth in Section 16.1, above, Tenant shall have the right upon the expiration of the initial Lease Term or Option Term, to extend the Lease Expiration Date for a period of ninety (90) days (the “Short Term Lease Extension”), by giving written notice to Landlord of such election not less than nine (9) months prior to the scheduled Lease Expiration Date.  Upon such election, the Lease Term shall be extended for a period of ninety (90) days on all of the terms conditions of this Lease (the “Approved Holder-Over Period”), provided that the Base Rent payable during the Approved Hold-Over Period shall be equal to one hundred ten percent (110%) of the Base Rent payable immediately prior to the scheduled Lease Expiration Date.  If Tenant exercises its Short Term Lease Extension at the end of the initial ten (10) year Lease Term as set forth above, Tenant shall be deemed not to have exercised its Option (as set forth in Section 2.2 above).

ARTICLE 17

ESTOPPEL CERTIFICATES

Within twenty (20) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee.   Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Within twenty (20) days following request by Tenant, Landlord shall deliver a commercially reasonable form of estoppel certificate as may be reasonably requested by Tenant or a purchaser or lender of Tenant, indicating therein any exceptions thereto that may exist at that time.  At any time during the Lease Term (but no more than once per year), if Tenant is not then a public company reporting under applicable federal securities laws, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year certified by an officer of Tenant (which officer has reasonable knowledge of the financial condition of Tenant) as correct and that the same have been prepared pursuant to generally accepted accounting principles, consistently applied, or some other commercially reasonable accounting practice.  If it is the normal practice of Tenant, such statements shall be audited by an independent certified public accountant.  Landlord shall, within twenty (20) days following request from Tenant, execute an estoppel certificate specifying that (i) the Lease is in full force and effect and unmodified except as set forth in the estoppel, (ii) the date through which Rent has been paid, (iii) whether Landlord or Tenant is in default of the Lease, and (iv) other information reasonably requested by Tenant.  Failure of Landlord or Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by such party that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

Prior to, and as a condition precedent to, the full execution and delivery of this Lease, Landlord shall provide Tenant with a commercially reasonable non-disturbance agreement in the form attached to this Lease as Exhibit F-1 from all currently existing ground or underlying lessors, or any mortgagors, or lenders (the “Current Lenders”) which are set forth on Exhibit H attached hereto.  Landlord hereby represents and warrants to Tenant that, other than the encumbrances held by the Current Lenders, there are no other ground leases or deeds of trust encumbering the Building or Project.  Subject to the terms of this Article 18, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Landlord agrees to provide Tenant with a commercially reasonable non-disturbance agreement in favor of Tenant, from any ground lessors or mortgage holders of Landlord acquiring or modifying such interests at any time subsequent to the execution and delivery of this Lease in consideration of, and as a condition precedent to, Tenant’s agreement to be bound by Article 18 of the Lease.  The parties hereby agree that the form of non-disturbance agreement attached hereto as Exhibit F-2 is commercially reasonable.  Such commercially reasonable non-disturbance agreement(s) shall include the obligation of any such successor ground lessor or mortgage holder to recognize Tenant’s rights specifically set forth in this Lease, to offset certain amounts against Rent due hereunder, and Landlord’s obligations to comply with the terms of this Lease, or to otherwise receive certain credits against Rent as set forth in this Lease.  Subject to the foregoing, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as this Lease is not terminated.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within twenty (20) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

ARTICLE 19

DEFAULTS; REMEDIES

19.1                           Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1                  Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within seven (7) days after written notice that such amounts are over-due and unpaid; or

19.1.2                  Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3                  The failure by Tenant to observe or perform according to the terms and conditions of Articles 17 or 18 of this Lease where such failure continues for more than ten (10) days after notice from Landlord; or

If Tenant disputes that any amount is due and payable by Tenant pursuant to the Lease, Tenant shall have the right, without waiving any of its rights at law or in equity, to pay any such amount under protest and thereafter to seek recovery of all or any part thereof by Landlord.

All notices to be given pursuant to this Section 19 shall be in addition to, and not in lieu of, the notice requirements of California Code of Civil Procedure Section 1161.

19.2                           Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1                  Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2                  Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3                  Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3                           Subleases of Tenant.  If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises.

19.4                           Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  The foregoing shall not constitute a waiver of any of Tenant’s rights under applicable law, all of which are hereby expressly reserved.

19.5                           Landlord Default.

19.5.1                  General.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after receipt of notice from Tenant, specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.  Upon such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2                  Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform as required by this Lease, which substantially interferes with Tenant’s use of or access to the Premises, (ii) any other failure to provide services, utilities or access to the Premises as required by this Lease, or (iii) the presence of Hazardous Materials not brought on the Project by Tenant (any such set of circumstances as set forth in items (i), (ii) or (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for four (4) consecutive business days after Landlord’s receipt of any such notice, or occurs on more than ten (10) non-consecutive business days in any 12 month period (in either case, the “Eligibility Period”), then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking shall be abated or reduced, as the case may be, from the date on which the Abatement Event first occurred for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time from the date on which the Abatement Event first occurred and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after the occurrence of the Abatement Event during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Additional Rent and Tenant’s obligation to pay for parking for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  Such right to abate Base Rent, Additional Rent, and Tenant’s parking charges shall be Tenant’s sole and exclusive remedy at law or in equity to abate rent for an Abatement Event.  If Tenant’s right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Building, the Project’s parking facility, and/or the Project, Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction and to move in over a weekend.  Except as provided in this Section 19.5.2 and elsewhere in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.  If Landlord has not cured such Abatement Event within twelve (12) months after receipt of notice from Tenant, Tenant shall have the right to terminate this Lease by delivery of thirty (30) days’ notice to Landlord (the “Abatement Event Termination Notice”).  Such termination shall be effective as of a date set forth in the Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than one (1) year, following the delivery of the Abatement Event Termination Notice.  Notwithstanding anything contained in this Section 19.5.2 to the contrary, Tenant’s Abatement Event Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of the Abatement Event Termination Notice.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.

ARTICLE 21

SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, upon five (5) business days notice to Tenant, but shall not be required to, apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, within thirty (30) days after demand therefor, restore the Security Deposit to its original amount.  Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term.  Tenant shall not be entitled to interest on the Security Deposit.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Lessor may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee’s default of the Lease, as amended hereby, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

INTENTIONALLY DELETED

ARTICLE 23

SIGNS

23.1                           Building Sign.  Tenant, at Tenant’s sole cost, shall have the exclusive right to two (2) (one facing the Ventura Freeway and one facing Agoura Road), top-of-the-building signs on the Building displaying Tenant’s name and/or logo (the “Building Top Signs”).  Tenant’s Building Top Sign shall be subject to Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed) as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project’s signage program and shall be further subject to all applicable government laws, rules, regulations, codes and other approvals.  Tenant’s right to maintain the Building Top Sign shall be contingent upon Tenant’s directly leasing from Landlord the entire Building.  Tenant’s right to maintain the Building Top Sign may be assigned to any assignee or sublessee of the Original Tenant, its Affiliates, and/or any Permitted Assignee occupying more than fifty percent (50%) of the Premises, provided that (i) Tenant shall be responsible for the cost of changing the Building Top Sign; and (ii) any new sign may not contain an “Objectionable Name” (as defined below).  The cost incurred in connection with the initial purchase and installation of the Building Top Signs and the cost to operate the Building Top Signs shall be paid by Tenant.  Tenant shall be responsible for maintaining Tenant’s Building Top Signs in good condition and repair throughout the Lease Term, at Tenant’s sole cost.  Upon the expiration of the Lease Term, or other earlier termination of the Lease, or in the event the conditions precedent to the grant of Tenant’s Building Top Signs set forth above are no longer satisfied, Tenant shall remove the Building Top Signs and Tenant shall be responsible for any and all costs associated with the removal of the Building Top Signs, including, but not limited to, the cost to repair and restore the Project to its original condition, normal wear and tear excepted.  The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a prudent landlord of the Comparable Buildings.

23.2                           Monument Sign.  Tenant, at Tenant’s sole cost, shall have the exclusive right to construct a monument sign in front of the Building displaying Tenant’s name and/or logo (the “Monument Sign”).  Tenant’s Monument sign shall be subject to Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed) as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project’s signage program and shall be further subject to all applicable government laws, rules, regulations, codes and other approvals.  Tenant’s right to maintain the Monument sign shall be contingent upon Tenant’s directly leasing from Landlord the entire Premises.  Tenant’s right to maintain the Monument sign may be assigned to any assignee or sublessee of the Original Tenant, its Affiliates, and/or any Permitted Assignee occupying more than fifty percent (50%) of the Premises, provided that (i) Tenant shall be responsible for the cost of changing the Monument Sign; and (ii) any new sign may not contain an Objectionable Name.  The cost incurred in connection with the initial purchase and installation of the Monument sign and the cost to operate the Monument sign shall be paid by Tenant.  Tenant shall be responsible for maintaining Tenant’s Monument sign in good condition and repair throughout the Lease Term, at Tenant’s sole cost.  Upon the expiration of the Lease Term, or other earlier termination of the Lease, or in the event the conditions precedent to the grant of Tenant’s Monument sign set forth above are no longer satisfied, Tenant shall remove the Monument sign and Tenant shall be responsible for any and all costs associated with the removal of the Monument sign, including, but not limited to, the cost to repair and restore the Project to its original condition, normal wear and tear excepted.

23.3                           Prohibited Signage and Other Items.  Other than as provided in this Article 23, any signs, notices, logos, pictures, names or advertisements which are installed on the exterior of the Building and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Except as described in this Article 23, Tenant may not install any signs on the exterior or roof of the Project nor in the Common Areas.  Notwithstanding the foregoing, Tenant shall have the right to install signage on and above the entry doors to the Building, as well as directional signage guiding visitors to the main Building entrance.    Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion.

23.4                           Building Directory.  Tenant, at Tenant’s sole cost, may install a building directory in the lobby of the Building.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“Applicable Laws”).  Subject to Landlord’s obligations as set forth in this Article 24, at its sole cost and expense, Tenant shall promptly comply with all such governmental measures which relate to (i) Tenant’s use of the Premises, or (ii) the Alterations or Tenant Improvements, or (iii) the Base Building, Building Systems and Building Structure, but only to the extent such obligations are triggered by Tenant’s Alterations or Tenant’s specific use of the Premises for other than general office use.  Landlord shall, at its sole cost and expense, comply with laws relating to the Base Building and the Common Areas unless such obligations are Tenant’s as set forth above; provided, however, that Landlord’s obligation to comply with such Applicable Laws shall only apply to the extent that failure to comply with therewith would (I) impose an unreasonable health hazard to the occupants of the Premises, (II) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (III) unreasonably and materially affect the safety of any tenants, occupants, invitees, employees or any other person at the Building, or (IV) otherwise materially adversely affect Tenant and/or the Premises (e.g., materially increase the risk of liability or increased financial cost).  Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after notice that said amount is over-due more than once in any Lease Year, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the “Interest Rate”) equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1                           Landlord’s Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2                           Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days following demand by Landlord to Tenant, sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1.  Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term if Tenant has not exercised its right to renew the initial Lease as provided herein, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) make repairs to the Premises (to the extent permitted pursuant to the terms of this Lease), or to the Building or the Building’s systems and equipment.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; and (B) take possession due to any breach of this Lease in the manner provided herein and in compliance with applicable law.  Any such entries shall be performed by Landlord as expeditiously as reasonably possible and in a manner so as to minimize any interference with the conduct of

Tenant’s business.  Landlord may make any such entries, and may take such reasonable steps as required to accomplish the stated purposes.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.  Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency.  Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

ARTICLE 28

TENANT PARKING

Tenant shall have the use of the number of parking spaces set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking spaces shall be located in the surface parking areas of the Project surrounding the Building, and/or in future parking areas or structures to be constructed in conjunction with the development of the portion of the Project immediately east of the Building.  There shall be no charge to Tenant for such parking spaces during the Lease Term.  Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the Project’s parking facilities).  Tenant shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations.  Landlord shall cause (i) at least 250 of Tenant’s parking spaces to be available by the Lease Commencement Date, and (ii) the remainder of Tenant’s parking spaces to be available within fifteen (15) days following the Lease Commencement Date (provided that Tenant acknowledges that for a period not to exceed six (6) months following the Lease Commencement Date such parking spaces may initially be in an unpaved area in the Project).  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility and to construct a new parking structure at the Project on the 29901 Parcel at any time and Tenant acknowledges and agrees that Landlord may, on a temporary basis or in connection with Landlord’s compliance with Applicable Laws, without incurring any liability to Tenant and without any abatement of Rent under this Lease (except as specifically set forth in Section 19.5.2 of this Lease), to the extent reasonably required, from time to time, restrict access to the Project parking facility and relocate Tenant’s parking spaces for purposes of permitting or facilitating any such construction, alteration or improvements.  Notwithstanding the foregoing, at all times during construction of any new parking structure or Landlord’s conduct of other construction or development activities on the 29901 Parcel, Landlord shall provide Tenant with the number of parking spaces described in Section 9 of the Summary in the following order of priority to the extent reasonably possible:  (a) at the Project, (b) on adjacent properties, (c) valet or stacked parking at the Project, (d) on non-adjacent properties within 400 yards of the Building, or (e) on non-adjacent properties farther than 400 yards from the Building with shuttle service during business days for use by Tenant’s employees and visitors.  In addition, if Landlord is unable to obtain governmental approvals for the portion of Tenant’s parking spaces that are to be provided at the 29901 Parcel, then for a period not to exceed six (6) months following the Lease Commencement Date, Landlord shall provide Tenant with the number of parking spaces described in Section 9 of the Summary in the order of priority described in the preceding sentence.  The cost of implementing valet or stacked parking solutions or providing shuttle service as described above shall be borne solely by Landlord.  If Landlord constructs a new parking structure at the Project, Landlord shall have the right to move some of Tenant’s parking spaces to such new parking structure.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking spaces utilized by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel, vendors, contractors, agents, and visitors, and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant separate and apart from a transfer of Tenant’s interest in this Lease, without Landlord’s prior approval.  Tenant shall have access to the parking spaces twenty-four hours per day, seven days per week, except in the event of an emergency.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1                           Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                           Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                           No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

29.4                           Modification of Lease.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within twenty (20) business days following the request therefor.  At the request of Tenant, Landlord agrees to execute a short form of Lease and deliver the same to Tenant within twenty (20) business days following the request therefore.

29.5                           Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer to an entity which has contractually assumed the obligations of Landlord under this Lease (which assumption has been provided to Tenant in writing), Landlord shall automatically be released from all liability under this Lease that has not accrued as of the date of the Transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer, provided such transferee shall have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6                           Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.7                           Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.8                           Confidentiality.  Tenant and Landlord acknowledge that the content of this Lease and any related documents (including, but not limited to non-public financial information of Tenant) are confidential information.  Tenant and Landlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s or Landlord’s financial, legal, business, real estate, management and space planning consultants, except as required by applicable law or government authority (including, without limitation, any government order, regulation or written comment in connection with any securities offering or securities law disclosure or the rules and regulations of any securities exchange or quotation system on which any securities of Tenant or Landlord, as appropriate, is traded) or as mutually agreed in writing by Tenant and Landlord.

29.9                           Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.10                     Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.11                     No Warranty.  In executing and delivering this Lease, and except for warranties expressly provided in this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.12                     Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project, the Building or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and any sales, condemnation or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.12 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.

29.13                     Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.14                     Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.  Notwithstanding the foregoing, provided that Tenant continues to lease the entire Building, Landlord shall not enter into any Lease or other occupancy agreement, or approve any sublease (to the extent that Landlord can reject such sublease pursuant to the terms of the applicable lease), at the Project for space that is under 8,000 rentable square feet with any entity that is a “Specified Competitor” (as defined below) of Tenant.  For purposes of this Lease, a “Specified Competitor” shall mean a company that produces and sells video games, provided that Landlord and Tenant hereby agree that the following companies shall not be designated as Specified Competitors:  Sega, Electronic Arts, Nintendo, Konami, Cap Com, Sony, Activision, and Infrogames Entertainment (including its subsidiary, Atari).

29.15                     Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.16                     Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.17                     Notices.  All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  If any Notice is sent by telecopy, the transmitting party may as a courtesy send a duplicate copy of the Notice to the other party by regular mail.  In all events, however, any Notice sent by telecopy transmission shall govern all matters dealing with delivery of the Notice, including the date on which the Notice is deemed to have been received by the other party.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted (or if after business hours, the next day), (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made (or if after business hours, the next day).  If Notice is tendered under the provisions of this Lease and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date provided in this Lease.  The contrary notwithstanding, any Notice given to Tenant in a manner other than that provided in this Lease, that is actually received by Tenant, shall be effective with respect to Tenant on receipt of such Notice.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Force-Agoura Road, LLC
c/o Realty Bancorp
21800 Burbank Boulevard, Suite 330
Woodland Hills, CA 91367
Attn:  Norman J. Kravetz

and

Dennis D. Jacobsen Family Holdings II, LLC
4733 Westchester Drive
Woodland Hills, CA 91364
Attn:  Douglas Jacobsen

with a copy to:
Advisors LLP
11911 San Vicente Boulevard, Suite 265
Los Angeles, California 90049
Attn: Robert Plotkowski

29.18       Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.19       Authority.  If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  Each individual executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

29.20                     Attorneys’ Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.21                     Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.22                     Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.23                     Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of separate written agreements between Landlord and the Brokers.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  Landlord shall, and Tenant shall not, pay all fees due the Brokers pursuant to separate written agreements between Landlord and the Brokers (each, a “Written Agreement”).  The terms and conditions of this Section 29.23 shall survive the expiration or earlier termination of the Lease Term.

29.24                     Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.25                     Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project.  Tenant shall not use the name of the Project or use pictures or illustrations of the Project in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld.

29.26                     Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.27                     Project Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, develop, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises.  Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, except as set forth in Section 19.5.2; provided, however, that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Premises during any construction period and shall install a plywood barrier around any site which Landlord develops on the Project.

29.28                     Hazardous Substances.

29.28.1            Definitions.  For purposes of this Lease, the following definitions shall apply:  “Hazardous Material(s)” shall mean any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below in this Section 29.28.1, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.  “Environmental Laws” shall mean all federal, state, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials.

29.28.2            Compliance with Environmental Laws.  Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the terms of Article 24 of this Lease.  Landlord hereby represents and warrants to Tenant that, as of the date hereof, Landlord has no knowledge of the existence of any Hazardous Material in, on or about the Building or Project in violation of Environmental Laws.  Tenant covenants that Tenant shall not cause or permit any Hazardous Materials to be brought, kept or used in or about the Premises, Building or Project by Tenant or the Tenant Parties, other than limited quantities of office materials and cleaning supplies as are customarily used in Tenant’s normal business operations and fuel for the Generator, provided the same is kept in compliance with Environmental Laws.

29.28.3            Indemnification.  Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from any and all Claims arising from any Hazardous Materials to the extent the same were in existence at the Project prior to the date hereof, or to the extent placed in, on, under or about the Project either by Landlord or the Landlord Parties.  Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from any and all Claims arising from any Hazardous Materials to the extent placed in, on, under, or about the Premises, Building or Project by Tenant or the Tenant Parties.

29.29                     Transportation Management.  Tenant shall fully comply with all governmentally mandated present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30                     “And/or”.  Whenever the words and symbols “and/or” are used in this Lease, it is intended that this Lease be interpreted and the sentence, phrase or other part be considered in both its conjunctive and disjunctive sense, and as having been written twice, once with the word “and” inserted, and once with the word “or” inserted, in the place of said words and symbol “and/or.”

29.31                     “Including” Defined.  The use of the word “including,” or “include,” when followed by any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items, statements, terms or matters, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items, statements, terms or matters that could reasonably fall within the broadest possible scope of such general statement, term, item or matter.

29.32                     Payments.  Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “at once,” “immediately,” “promptly” and/or “on demand,” “on billing,” or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding such payment.

29.33                     Good Faith.  Wherever in the Lease Landlord or Tenant is granted the right to grant or withhold consent or approval, exercise discretion or make a determination, calculation or allocation, except as otherwise expressly set forth in this Lease, Landlord or Tenant, as the case may be, shall act reasonably and in good faith.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:	TENANT:

FORCE-AGOURA ROAD, LLC,	THQ INC.,
a California limited liability company	a Delaware corporation

By:	By:

Its:	Its:

DENNIS D. JACOBSEN FAMILY HOLDINGS II, LLC,	By:
a California limited liability company
Its:
By:

Its:

EXHIBIT A

OUTLINE OF PREMISES

A-1

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the renovation of the Premises, in sequence, as such issues will arise.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

Landlord has constructed or will construct, prior to “Substantial Completion” of the Premises, as that term is defined in Section 5.1, below, at its sole cost and expense and without deduction from the “Improvement Allowance,” as that term is defined in Section 2.1, below, the base, shell, and core of the Premises and Building (collectively, the “Base, Shell, and Core”), which contains, or shall contain, the items set forth on Schedule 2, attached hereto.  Landlord shall cause the Base, Shell and Core to be in compliance with applicable life/fire safety codes, physical disability codes (including, without limitation, the Americans with Disabilities Act, and Title 24 of the California Administrative Code), and other applicable laws in effect as of the date of the Substantial Completion of the entire Premises (collectively, “Applicable Laws”) to the extent necessary to use the Premises for general office use and to obtain a certificate of occupancy, a temporary certificate of occupancy, or its equivalent, for the entire Premises, and shall otherwise be in the condition set forth on Schedule 2 (collectively, the “Delivery Condition”).  The Delivery Condition shall include any and all required demolition and removal of any improvements and equipment existing in the Building or Premises as of the date hereof.

SECTION 2

IMPROVEMENTS

2.1                                 Improvement Allowance.  Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance”) in the amount of $4,135,760 ($40.00 per rentable square foot of the Premises) for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Improvements”).  The costs of the “Exterior Work,” as defined in Section 1.3 of the Lease, shall not be deducted from the Tenant Improvement Allowance.  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance not used by Tenant within ninety (90) days after the Commencement Date.

2.2                                 Disbursement of the Improvement Allowance.  Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s commercially reasonable disbursement process) for costs related to the construction of the Improvements and for the following items and costs (collectively, the “Improvement Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of permits; (iii) the cost of any changes in the Base Building required by the Construction Drawings (but not including costs required to cause the Base Building to be in the “Delivery Condition”); (iv) the cost of any changes to the Construction Drawings or Improvements required by applicable building codes (the “Code”); (v) the “Landlord Supervision Fee”, as that term is defined in Section 4.3.2 of this Tenant Work Letter; (vi) the cost of millwork and telecommunications and data cabling in the Premises; and (vii) moving costs actually incurred by Tenant.  However, in no event shall more than $7.00 per rentable square foot of the Tenant Improvement Allowance be used for the items described in (i), (ii), (vi) and (vii) above; any costs of items (i), (ii), (vi) and (vii), above, which are in excess of $7.00 per rentable square foot of the Premises shall be deemed to constitute an Over-Allowance Amount.

2.3                                 Failure to Disburse Allowance.  To the extent that Landlord fails to pay from the Tenant Improvement Allowance amounts due to Tenant or parties contracting through Tenant, including any Architects, Engineers or consultants, in accordance with the terms hereof, and such amounts remain unpaid for thirty (30) days after notice form Tenant, then without limiting Tenant’s other remedies under the Lease, Tenant may, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such 30-day period, pay same and deduct the amount thereof, together with interest at the Interest Rate, from the Rent next due and owning under the Lease.  Notwithstanding the foregoing, if during either the 30-day or 5-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due (the “Allowance Dispute Notice”), and (ii) pays any amounts not in dispute, Tenant shall have no right to offset any amounts against rent, but may proceed to claim a default by Landlord under this Lease and may institute legal action seeking to recover damages from Landlord as a result of such claimed default.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                                 Selection of Architect/Construction Drawings.  Tenant shall retain Wolcott and Associates or another architect/space planner approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1.  Tenant shall also retain the engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Tenant Improvements.  Landlord hereby approves L.H. Hajnal & Associates for mechanical/electrical/plumbing engineering.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord’s reasonable approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith (except as set forth in Section 6.6, below).  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and (except as set forth in Section 6.6, below) shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2                                 Final Space Plan.  On or before the date set forth in Schedule 1, attached hereto, Tenant and the Architect shall prepare the final space plan for Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord’s approval.  Notwithstanding the foregoing, Landlord may only disapprove or condition its approval of the Final Space Plan for (i) an adverse affect on the structural integrity of the Building; (ii) non-compliance with Applicable Laws; (iii) an adverse affect on the Building Systems; or (iv) an adverse affect on the exterior appearance of the Building (individually or collectively, a “Design Problem”).

3.3                                 Final Working Drawings.  On or before the date set forth in Schedule 1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval.  Landlord may only disapprove or condition its approval of the Final Working Drawings for a Design Problem.

3.4                                 Permits.  The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Improvements.  Tenant shall cause the Architect to promptly submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Improvements (the “Permits”).  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

3.5                                 Time Deadlines.  Tenant shall use its commercially reasonable good faith efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as reasonably practicable after the full execution and unconditional delivery of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be reasonably determined by Landlord and Tenant, to discuss Tenant’s progress in connection with the same.  The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4 below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the “Time Deadlines”), attached hereto.  Tenant and Landlord agree to comply with the Time Deadlines.

3.6                                 Change Orders.

3.6.1                        Changes to Approved Working Drawings.  In the event that Tenant requests any changes to the Approved Working Drawings (“Changes”), Landlord shall grant its consent to such Changes within three (3) business days after Landlord’s receipt of Tenant’s request for the same, provided the Change does not create a Design Problem.  Any actual delay in the Substantial Completion of the Tenant Improvements caused by any such Changes requested by Tenant, and authorized to be implemented by Tenant pursuant to this Section 3.6, shall constitute a Tenant Delay.

3.6.2                        Change Order Bids.  In connection with any request for a Change initiated by Tenant or by any governmental agency or official, Landlord, Tenant, Architect and, to the extent appropriate, the Engineer shall coordinate to obtain from Contractor at the earliest time possible a binding change order proposal (the “Contractor Change Order Bid”) setting forth the fixed amount of increase, if any, or decrease, if any, in the cost of construction of the Tenant Improvements and the extension of time, if any, requested by Contractor to cause the Substantial Completion of the Premises to occur by reason of such proposed Change.  Tenant shall control the design, subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed if such change does not contain a Design Problem, of any governmentally initiated Change that modifies the Tenant Improvements.  Within three (3) business days following receipt by Tenant of Landlord’s response to the proposed Change and the Contractor Change Order Bid, Tenant shall either approve the Contractor Change Order Bid (in which case the Change shall be implemented promptly by the Contractor) or disapprove the same (in which case the Change shall not be implemented).  Notwithstanding any provision of this Tenant Work Letter to the contrary, no request for a Change or any other activity related to a Change shall constitute a Tenant Delay unless and until (i) the same qualifies as a Tenant Delay under Section 5.2, below, and Section 3.6.1, above, and (ii) such Change and the Contractor Change Order Bid with respect thereto is approved in writing by Tenant.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1                                 Contractor.  Landlord shall retain the general contractor that shall construct the Improvements, which contractor shall be RCI or another contractor subject to Tenant’s reasonable approval.  The contractor selected may be referred to herein as the “Contractor”.  Landlord agrees that the Contractor’s maximum fee for supervision, profit, overhead, and general conditions, exclusive of insurance, shall be 8% of hard costs of construction.  Neither Tenant nor the Contractor shall be charged by Landlord either directly or indirectly for the use of elevators, hoists, water, electricity, HVAC, security or parking prior to the Lease Commencement Date.  Contractor shall bid the major trades to at least three (3) qualified subcontractors, reasonably acceptable to Tenant, and the lowest bidder shall be retained for each trade, provided that Landlord shall have the right to adjust the bids on a reasonable basis to account for inconsistent assumptions.  Tenant shall have the right to designate at least one bidder per each subtrade provided that such bidder is a qualified subcontractor who regularly performs work in the vicinity of the Project.  All bids submitted by Landlord to Tenant for construction of the Tenant Improvements shall equal the actual bids received by the Landlord without any further mark-up or price increase.

4.2                                 Cost Proposal.  After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Improvements (the “Cost Proposal”).  Tenant shall approve and deliver the Cost Proposal to Landlord within three (3) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items.  The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3                                 Construction of Improvements by Contractor under the Supervision of Landlord.

4.3.1                        Over-Allowance Amount.  On a monthly “progress payment basis” within thirty (30)  days following Landlord’s request, commencing with the start of construction and continuing through the completion of construction, Tenant shall deliver to Landlord an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date).  In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

4.3.2                        Landlord’s Retention of Contractor.  Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord equal to Landlord’s actual cost, in an amount not to exceed $40,000, payable out of the Improvement Allowance.

SECTION 5

COMPLETION OF THE IMPROVEMENTS

5.1                                 Substantial Completion.  “Substantial Completion” of the Premises shall occur upon the date that (i) the Base, Shell, and Core is complete in the Delivery Condition and all of the Building Systems (including, without limitation, plumbing, heating, life safety, HVAC, elevator and electrical systems) are operational to the extent necessary to service the entire Premises; (ii) Landlord has sufficiently completed all the Improvements required to be performed by Landlord in accordance with this Tenant Work Letter pursuant to the Approved Working Drawings and Applicable Law such that Tenant can conduct normal business operations from the Premises, with the exception of any punchlist items and any Tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Tenant’s agents; (iii)  Landlord has obtained and provided a copy to Tenant of an unconditional temporary certificate of occupancy for the entire Premises, or its equivalent which permits lawful occupancy and use of the entire Premises by Tenant for the Permitted Use (a “TCO”); (iv) Landlord has provided Tenant with access to the Premises to reasonably allow Tenant to move into the Premises over a weekend; and (v) Landlord has provided Tenant with no fewer than two hundred fifty (250) parking spaces in the parking lot adjacent to the Building.

5.2                                 Delay of the Substantial Completion of the Premises.  Except as provided in this Section 5, the Lease Commencement Date and Tenant’s obligation to pay rent for the Premises shall occur as set forth in the Lease.

However, if there shall be a delay or there are delays in the Substantial Completion of the Improvements in the Premises as a result of the following (collectively, “Tenant Delays”):

5.2.1                        Tenant’s failure to comply with the Time Deadlines;

5.2.2                        Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.3                        A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.4                        Changes in any of the Construction Drawings because the same do not comply with Code or other applicable laws;

5.2.5                        Tenant’s request for changes in the Approved Working Drawings;

5.2.6                        Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Improvements in the Premises;

5.2.7                        Changes to the Base, Shell and Core required by any non-typical requirements of the Approved Working Drawings; or

5.2.8                        Any other acts or omissions of Tenant, or its agents, or employees; or

5.2.9                        Tenant’s request for changes to the Exterior Improvements.

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of Improvements in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.  Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided written notice to Tenant (the “Delay Notice”), specifying the action or inaction by Tenant which Landlord contends constitutes the Tenant Delay, and if such action or inaction is not cured by Tenant within one (1) business day of receipt of such Delay Notice (the “Grace Period”), then a Tenant Delay, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Grace Period.

5.3           Tenant’s Entry Into the Premises Prior to Substantial Completion.  Provided that Tenant and its agents do not unreasonably interfere with or delay Contractor’s work in the Building and the Premises, Landlord and Contractor shall allow Tenant and Tenant’s contractors and agents access to the Premises, at no cost to Tenant, approximately six (6) weeks prior to the Substantial Completion of the Premises for the purpose of Tenant installing Tenant’s furniture, fixtures and data and telephone cabling in the Premises.  Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5.3, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry.  Tenant shall hold Lessor harmless from and indemnify, protect and defend Lessor against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.3.

SECTION 6

MISCELLANEOUS

6.1                                 Tenant’s Representative.  Tenant has designated Stacy Wilder as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2                                 Landlord’s Representative.  Prior to commencement of construction of Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3                                 Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

6.4                                 No Miscellaneous Charges.  Neither Tenant nor Tenant’s Agents shall be charged for electricity, HVAC, security, freight elevators or for the use of parking at any time during the construction of the Improvements, Tenant’s installation and Tenant’s move into the Premises.

6.5                                 Cleaning of Premises.  Landlord shall, at Landlord’s cost, clean the Premises following the Substantial Completion of the Premises.

6.6                                 Presence of Hazardous Materials.  In the event that at any point during the period commencing with commencement of construction of the Improvements and ending with the Substantial Completion of the Premises, Hazardous Materials which require remediation or encapsulation under Applicable Laws are discovered in the Premises or in the Building, and are not brought to the Premises or Building by Tenant or its agents, and the existence of such Hazardous Materials delay the design or construction of the Improvements, or increase the costs of the construction of the Tenant Improvements, then (i) such delay in the construction of the Tenant Improvements shall in no way constitute a Tenant Delay and (ii) such increased costs shall be borne by Landlord.

6.7                                 Expenses for Base Building Non-Compliance.  In the event that the Base Building does not materially comply with the terms of Section 1 of this Tenant Work Letter, and therefore there are increased design or construction costs that it would not have been incurred but for such material non-compliance, then such costs shall be borne by Landlord without deduction from the Tenant Improvement Allowance.  No delay in the construction of the Improvements resulting from any such material non-compliance shall constitute a Tenant Delay.

SCHEDULE 1

TIME DEADLINES

	Dates	Actions to be Performed

A.	December 23, 2004	Tenant to deliver Final Space Plan to Landlord.

B.	February 9, 2005 (provided that Landlord has approved the Final Space Plan within five (5) business days).	Tenant to deliver Final Working Drawings to Landlord.

C.	Three (3) business days after the receipt of the Cost Proposal by Tenant.	Tenant to approve or disapprove Cost Proposal and deliver approved or comments regarding Cost Proposal to Landlord.

D.	April 15, 2005 (which date shall be extended to the extent that Landlord unreasonably delays approval of Tenant’s Final Working Drawings)	Tenant to cause the Permits to be ready to be issued by the City.

1

SCHEDULE 2 TO EXHIBIT B

BASE BUILDING COMPONENTS

•                                         Men and women’s toilet rooms by size and number of stalls on each floor for the premises to be in compliance with all current local building codes including, but not limited to, ADA, and including running hot and cold water;

•                                         Electrical/telephone closets with the capacity for seven (7) watts demand load per square foot of rentable area of normal power in the floor electrical closet (excluding lighting and air conditioning load) with sub-panels and breakers (the building currently has 3,000 amps/227-480 volts 3 phase power).

•                                         208/120 volt panels with breakers and transformers for normal power and 480/277 volt power panels with breakers and transformers with capacity for two (2) watts per rentable square foot for lighting;

•                                         The mechanical equipment room has a ducted mechanical exhaust system, including fans, return air, and exhaust system with all smoke and fire dampers as required by code;

•                                         The existing building currently has sprinkler protection consisting of mains, laterals, and uprights, installed at a minimum in numbers according to the building code.  Minimum ceiling height is approximately 8 feet 9 inches.  Most of the class rooms and the dining area are approximately 9 feet 4 inches.

•                                         The existing building currently has fire protection and fire life safety alarm and communication system installed according to current building code for the existing building and is expandable to accommodate all Tenant Improvements;

•                                         Building standard shades or blinds, clean and working;

•                                         Adequate supply of cold water and sewer connection with venting at two (2) or more connections points per floor;

•                                         Concrete floors sufficiently level that Tenant can reasonably construct its tenant improvements and operate its business based on a predominantly open plan design; and

•                                         Elevator cabs with building standard finishes and to current codes.

2

EXHIBIT C

NOTICE OF LEASE TERM DATES

To:

Re:                               Lease dated             , 200    between                     , a                       (“Landlord”), and                        , a                         (“Tenant”) concerning Suite        on floor(s)            of the building located at 29903 Agoura Road, Agoura Hills, California.

Ladies and Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.     The Lease Term shall commence on or has commenced on               for a term of                 ending on                .

2.     Rent commenced to accrue on             , in the amount of                            .

3.     If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.     Your rent checks should be made payable to            at                           .

5.     The exact number of rentable/usable square feet within the Premises is                  square feet.

6.     Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is                      %.

7.     [For purposes of Section 4.5.3 of the Lease, the actual hard costs of the Tenant Improvements were $      (if less than $40.00/sf)]

“Landlord”:

,
a

By:
Its:

Agreed to and Accepted as
of , 200 .

“Tenant”:

a

By:
Its:

C-1

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.  Landlord shall use reasonable efforts to cause other tenants or occupants of the Project to comply with the Rules and Regulations in order to avoid any unreasonable interference with Tenant’s use of the Premises as a result of the failure of such other tenants or occupants to comply with the Rules and Regulations.  For purposes of this Lease, the Rules and Regulations of the Project, attached to and made a part of the Lease as Exhibit “D,” shall not be changed or revised or enforced in any unreasonable way by Landlord, nor enforced or changed by Landlord in such a way as to substantially interfere with Tenant’s rights under this Lease.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.     Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2.     Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  The Landlord and his agents shall in no case be liable for damages in connection with the entry into the Building by any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

3.     Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

4.     Except as provided in the Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant outside of the interior of the Premises without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

5.     The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents shall have caused same.

6.     Tenant shall not overload the floor of the Premises, or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

7.     Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material (provided that Landlord acknowledges that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as hazardous materials, and that the use of such products in the Premises in compliance with Applicable Laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Rule 8).

8.     Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord (other than U.L. rated space heaters or fans).

9.     Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

10.   Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, or aquariums.

11.   No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

12.   Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

13.   Landlord reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

14.   Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

15.   Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

16.   Tenant shall store all its trash and garbage within the interior of the Premises or in sealed trash receptacles.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the vicinity of the Building, California without violation of any law or ordinance governing such disposal.

17.   Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or established by any governmental agency.

18.   Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

19.   No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes, without the prior written consent of Landlord.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas.

20.   The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

21.   Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

22.   Except as otherwise specifically set forth in this Lease, Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Subject to the terms of the Lease, Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion (except as otherwise specifically set forth in this Lease), to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

23.   No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

24.   No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

25.   Subject to the terms hereof and of the Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

26.   Notwithstanding the foregoing, in no event shall Landlord’s failure to enforce any rule or regulation set forth in this Exhibit “D” constitute a waiver of Landlord’s future rights of enforcement with respect to the same as contained herein.

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of           , 200    by and between                 as Landlord, and the undersigned as Tenant, for Premises on the                floor(s) of the office building located at 29903 Agoura Road, Agoura Hills, California, certifies as follows:

1.     Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.     The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on           , and the Lease Term expires on            , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as expressly set forth in the Lease.

3.     Base Rent became payable on                 .

4.     The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.     Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.     All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through            .  The current monthly installment of Base Rent is $                     .

7.     To the actual knowledge of Tenant, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

8.     No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

9.     As of the date hereof, to the actual knowledge of Tenant, there are no existing defenses or offsets, or, to the actual knowledge of Tenant, claims or any basis for a claim, that the undersigned has against Landlord.

10.   Tenant hereby represents and warrants that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11.   To the undersigned’s actual knowledge, there are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12.   To the undersigned’s actual knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials.

13.   To the undersigned’s actual knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.  All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                              on the      day of                         , 200  .

E-1

“Tenant”:

,
a

By:
Its:

By:
Its:

E-2

EXHIBIT F-1

VINEYARD BANK SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is dated for reference purposes and entered into as of                                                                          , 200       , by and among VINEYARD BANK, a California state banking corporation (“Lender”),                                                                                                              (“Lessor”), and                                                                                                                                                                                 (“Lessee”).

1.                                      RECITALS

1.1                               Lessor is the owner of that certain real property commonly known as                                  , and more particularly described on Exhibit A attached hereto and incorporated herein by this reference (“Real Property”).

1.2                               Lessor and Lessee have entered into that certain Lease dated                  ,            , a copy of which is attached hereto as Exhibit B and incorporated herein by this reference (“Lease”), covering all or a portion of the Real Property more particularly described in the Lease (“Premises”).

1.3                               Lender has made, or is about to make, a loan to Lessor (“Loan”), evidenced, or to be evidenced, by that certain promissory note in the amount of the Loan and executed by Lessor to the order of Lender (“Note”).  Repayment of the Note is or will be secured by, among other things, a deed of trust encumbering the Real Property which is to be recorded in the official records of the county in which the Real Property is located (“Deed of Trust”).

1.4                               It is to the mutual benefit of the parties hereto that Lender make the Loan to Lessor.

1.5                               Lender has conditioned its commitment to make the Loan on the execution and delivery to Lender of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL BENEFITS ACCRUING TO THE PARTIES HERETO AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH CONSIDERATION IS HEREBY ACKNOWLEDGED, AND IN ORDER TO INDUCE LENDER TO MAKE THE LOAN, IT IS HEREBY DECLARED, UNDERSTOOD AND AGREED AS FOLLOWS:

2.                                      SUBORDINATION

2.1                               Subordination of Lease.  Lessee, for itself, its successors and its assigns, hereby covenants and agrees that the Lease and all of Lessee’s rights thereunder shall be and is hereby made subordinate to the lien of the Deed of Trust and to any extensions, consolidations, modifications thereof and supplements thereto with the same force and effect as if the Deed of Trust had been executed, acknowledged, delivered and recorded prior to the execution and delivery of the Lease.

2.2                               No Default Under the Lease.  Lessee warrants that, as of the date of this Agreement, Lessor is not in default under the Lease, and no event has occurred which, with the passage of time or the giving of notice will become a default under the Lease.

2.3                               Lender Not Liable for Security Deposit.  Lessee acknowledges and agrees that should Lender or any third party take title to the Property either as a result of foreclosure or by deed in lieu of foreclosure, Lender or such third party shall not be liable for the repayment or the return of any security deposit paid by Lessee to Lessor under the Lease, except to the extent transferred to Lender or such third party by Lessor.

2.4                               No Credit For Prepaid Rent.  Lessee acknowledges and agrees that should Lender or any third party take title to the Property either as a result of foreclosure or by deed in lieu of foreclosure, Lessee shall not receive credit for any rent paid by Lessee more than thirty (30) days in advance and that Lessee shall be liable for all rent payable under the Lease, notwithstanding any such prepayment of rent, other than the first month’s rent paid by Tenant to Lessor concurrently with Tenant’s execution of the Lease.

3.                                      NON-DISTURBANCE

3.1                               Litigation.  In the event of foreclosure of the Deed of Trust, Lender will not join Lessee in any summary proceedings so long as Lessee is not in default under any of the terms, covenants or conditions of the Lease, after expiration of any applicable notice and cure periods set forth in the Lease.

3.2                               Power of Sale or Judicial Foreclosure.  It is the express intent of the parties hereto that a foreclosure of the Deed of Trust, the exercise of the power of sale or the exercise of any other remedies provided therein, or provided in any other instrument securing the indebtedness secured by the Deed of Trust, or the delivery of a deed to the subject premises in lieu of foreclosure, shall not, of itself, result in the termination of or otherwise affect the Lease, but Lender, assignee of Lender or purchaser from Lender, shall upon foreclosure of the Deed of Trust or conveyance in lieu of foreclosure shall thereby automatically succeed to the position of Lessor under the Lease.

F-1-1

3.3                               Succession to Position of Lessor.  If, by dispossession, foreclosure, exercise of the power of sale, or otherwise, Lender, its successors or assigns, or any purchaser at a foreclosure sale or otherwise, shall come into possession of or become Lessor of the Premises, such person shall succeed to the interest of Lessor under the Lease, and, if no default then exists under the terms, conditions and provisions of the Lease, after expiration of any applicable notice and cure periods, the Lease shall remain in effect as a lease of the demised Premises, together with all of the rights and privileges therein contained, between such person and Lessee for the balance of the term of the Lease.

3.4                               Waiver of Lease Obligations.  Unless Lessee is in default under the terms of the Lease after expiration of any applicable notice and cure periods, Lender, its successors or assigns, or any purchaser at a foreclosure or trustee’s sale or otherwise, will not disturb the possession of the Premises by Lessee, and will be bound by all of the obligations imposed by the Lease upon the lessor therein; provided, however, that Lender, or any purchaser at a foreclosure or trustee’s sale or otherwise, shall not be:

3.4.1                     Liable for any act or omission of a prior lessor (including Lessor) (provided that Lender or such purchaser shall be obligated to cure any continuing defaults in accordance with the terms of the Lease); or

3.4.2                     Subject to any offsets or defense which Lessee might have against any prior lessor (including Lessor) (other than offsets allowed pursuant to the terms of Section 7.2 of the Lease and Section 2.3 of Exhibit B to the Lease); or

3.4.3                     Bound by any rent or additional rent which Lessee might have paid in advance to any prior lessor (including Lessor) for any period beyond the month in which the foreclosure or conveyance occurs (other than the first month’s rent paid to Lessor by Lessee at the time of Lessee’s execution of the Lease);

3.5                               New Lease.  Upon the written request of either Lessee or Lender, given to the other at the time of a foreclosure of the Deed of Trust or sale under power of sale therein contained or conveyance in lieu of foreclosure, and if no default then exists under the terms, conditions and provisions of the Lease, Lessee and Lender or Lender’s successor in interest shall execute a lease of the Premises upon the same terms and conditions as the Lease between Lessor and Lessee, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu of foreclosure.

4.                                      ATTORNMENT

4.1                               Attornment.  Lessee covenants and agrees to attorn to and to accept Lender or Lender’s assignee, successor, or assign or any purchaser from Lender or from the trustee in a foreclosure sale, as lessor under the Lease, and to be bound by and to perform all of the obligations imposed by the Lease upon Lessee including, without limitation, the payment of rent to the successor of Lessor therein.  Lessee further agrees to make rental payments directly to Lender, in accordance with the terms of an Assignment of Rents Agreement or an assignment of rents provision contained in the Deed of Trust, as applicable, in the event that Lender notifies Lessee that Lessor is in default in any term or condition of the obligations secured by the Deed of Trust, and Lessor shall make no claims against Lessee with respect to any such payments to Lender by Lessee.

4.2                               Foreclosure.  Lessee hereby covenants and agrees that, notwithstanding any provisions to the contrary in the Lease, and subject to the terms hereof, Lender may exercise all rights and remedies granted to it under the Deed of Trust to foreclose its interest and dispose of the Real Property without the consent of or notice to Lessee.

4.3                               Termination of Lease.  Concurrently upon Lessee’s receipt or delivery of any notice of termination or default under the Lease, Lessee will deliver a complete and correct copy of such notice to Lender at the address set forth below.

5.                                      MISCELLANEOUS

5.1                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Lender and the parties hereto and their respective successors and assigns upon recordation by or on behalf of Lender.

5.2                               Notices.  Except as otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be personally served by messenger, or sent by a commercial overnight delivery service (such as Federal Express), or by certified mail, return receipt requested, and shall be deemed given on the date actually received if served by messenger, or on the next business day after deposit with an overnight delivery service, or on the date of receipt as shown on the return receipt if sent by certified mail.  The addresses of the parties to which notices and other communications shall be sent (until notice of a change thereof is served as provided herein) are set forth below.  Any party to this Agreement may change its address for giving notices or demands hereunder by written notice of such change to the other party in accordance with the provisions hereof.

5.3                               Construction.  The terms of this Agreement shall supersede and contravene the terms of the Lease to the extent that the terms of this Agreement are inconsistent with the terms of the Lease.  In all other respects this Agreement shall be construed consistently with the terms of the Lease.

5.4                               Prior Agreements.  This Agreement shall be the whole and only agreement between the parties hereto and shall supersede and cancel any prior agreements, including without limitation provisions contained in the Lease which may or do provide for the subordination of the Lease and leasehold interest of

F-1-2

Lessee to a deed or deeds of trust or a mortgage or mortgages to be thereafter executed or which restrict the right of the beneficiary of any deed of trust from foreclosing its interest in the Real Property or to sell the Real Property obtained through a foreclosure sale.

5.5                               Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

5.6                               Headings.  All section headings and section numbers have been set forth herein for convenience of reference only, and shall not limit or affect the meaning or interpretation of any section hereof.

5.7                               Governance.  This Agreement shall be governed and interpreted in accordance with California law.

5.8                               Counterpart Execution.  This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Agreement.

5.9                               Attorneys’ Fees.  In the event any party to this Agreement shall be required to commence any action or proceeding against any other party by reason of any breach or claimed breach of any provision of this Agreement, to commence any action in any way connected with this Agreement, or to seek a judicial declaration of rights under this Agreement, the party prevailing in such action or proceeding shall be entitled to recover from the other party, or parties, the prevailing party’s reasonable attorneys’ fees and costs including, without limitation, all witness fees and associated expenses, including matters on appeal whether or not the proceeding or action proceeds to judgment.

IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties’ duly authorized representatives on the date(s) indicated below and effective as of the date set forth above.

Date

LENDER:	LESSEE:

VINEYARD BANK,		,
a California state banking corporation	a

By	By
Name	Name
Title	Title

Date

LESSOR:

By
Name
Title

F-1-3

LEGAL DESCRIPTION OF REAL PROPERTY

F-1-1

EXHIBIT F-2

FORM OF SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of     , 200    is entered into by and among                        , (“Tenant”),                         , (“Landlord”), and                                        (“Lender”), and each of their respective successors and assigns.

W I T N E S S E T H:

WHEREAS, Landlord is the owner of the real property described in Exhibit A attached hereto, together with the improvements thereon (the “Property”);

WHEREAS, Landlord or its predecessor and Tenant have entered into a certain Lease, as the same may have been or may hereafter be amended, modified, renewed, extended or replaced (the “Lease”), leasing to Tenant a portion of the Property as more particularly described in the Lease (the “Premises”);

WHEREAS, Lender has advised Tenant that Lender has agreed to make a certain mortgage loan to Landlord (the “Loan”), which is evidenced by Landlord’s Promissory Note (the “Note”) and secured by, among other things, a certain first priority leasehold mortgage (the “Mortgage”), and a first priority assignment of rents and leases encumbering the Property (the “Assignment of Leases”) each dated as of                      ; and

WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding with respect to the Lease and the Loan and the rights of Tenant and Lender thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Subordination.  The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, replacements and extensions thereof.

2.                                       Non-Disturbance.  If, at any time, Lender or any person or entity or any of their successors or assigns who shall acquire the interest of Landlord under the Lease through a foreclosure of the Mortgage, the exercise of the power of sale under the Mortgage, a deed-in-lieu of foreclosure, an assignment-in-lieu of foreclosure or otherwise (each, a “New Owner”) shall succeed to the interests of Landlord under the Lease, so long as the Lease has not been terminated as a result of a default by Tenant under the Lease (a “Default”), the Lease shall continue in full force and effect as a direct lease between the New Owner and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term thereof.  Tenant hereby agrees to attorn to and accept any such New Owner as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, and Lender, or any such New Owner of the Property, agrees that it will not disturb the possession of Tenant and will be bound by all of the obligations imposed on the Landlord by the Lease; provided, however, that any New Owner shall not be:

(a)                                  liable for any act or omission of any prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease, provided that New Owner shall be obligated to correct any default of a continuing nature within a reasonable time; or

(b)                                 subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease, provided that the foregoing shall not limit Tenant’s rights to offset amounts in accordance with the express terms of the Lease, including amounts under Section 7.2 of the Lease, or Section 2.3 of Exhibit B to the Lease; or

(c)                                  bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one (1) month or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord), except to the extent that such New Owner actually comes into possession of the same; or

(d)                                 responsible for the making of any improvement to the Property or repairs in or to the Property in the case of damage or destruction of the Property or any part thereof due to fire or other casualty or by reason of condemnation unless such New Owner shall be obligated under the Lease to make such repairs; or

(e)                                  obligated to make any payment to Tenant required under the Lease to be made prior to the time New Owner succeeded to the interests of Landlord under the Lease, except for the timely return of any security deposit actually received by such New Owner, provided that the foregoing shall not limit Tenant’s rights to offset amounts in accordance with the express terms of the Lease, including amounts under Section 7.2 of the Lease, or Section 3.6 of Exhibit B to the Lease.

F-2-2

Nothing contained herein shall prevent Lender from naming or joining Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy, but such naming or joinder shall not be in derogation of the rights of Tenant as set forth in this Agreement.

3.                                       Notice.  Notices to Lender hereunder or under the Lease shall be in writing and shall be delivered by hand, by nationally recognized overnight courier or mailed by registered or certified United States mail, postage prepaid and return receipt requested, to its address at                           , or to such other address as Lender may specify from time to time by written notice to Tenant.

4.                                       Cure by Lender of Landlord Defaults.  Tenant hereby agrees that from and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate or cancel the Lease or to claim a partial or total eviction, Tenant will not exercise any such right until it has given written notice of such act or omission to Lender, and Lender has failed within thirty (30) days after both receipt of such notice by Lender and the time when Lender shall have become entitled under the Mortgage to remedy the same, to cure such act or omission.

5.                                       Payments to Lender and Exculpation of Tenant.  Tenant is hereby notified that the Lease and the rent and all other sums due thereunder have been assigned to Lender as security for the Loan.  In the event that Lender or any future party to whom Lender may assign the Mortgage notifies Tenant of a default under the Mortgage and directs that Tenant pay its rent and all other sums due under the Lease to Lender or to such assignee, Tenant shall honor such direction without inquiry and pay its rent and all other sums due under the Lease in accordance with such notice.  Landlord agrees that Tenant shall have the right to rely on any such notice from Lender or any such assignee without incurring any obligation or liability to Landlord, and Tenant is hereby instructed to disregard any notice to the contrary received from Landlord or any third party.

6.                                       Limitation of Liability.  Lender shall not, either by virtue of the Mortgage, the Assignment or Leases or this Agreement, be or become a mortgagee-in-possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement except for a default of a continuing nature.  In addition, upon such acquisition, Lender shall have no obligation, nor incur any liability, beyond Lender’s then interest, if any, in the Property and any sale, insurance or condemnation proceeds received by Lender in connection with the Property.  Furthermore, in the event of the assignment or transfer of the interest of Lender under this Agreement, all obligations and liabilities of Lender under this Agreement which have not accrued as of the date of such assignment or transfer shall terminate and, thereupon, all such obligations and liabilities shall be the sole responsibility of the party to whom Lender’s interest is assigned or transferred.

7.                                       Miscellaneous.

(a)                                  Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

(b)                                 This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as are permitted under the Lease.

(c)                                  The captions appearing under the paragraph number designations of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

(d)                                 This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written to be effective as of the date of the Mortgage.

TENANT:

[TO BE INSERTED]

LANDLORD:

[TO BE INSERTED]

LENDER:

[TO BE INSERTED]

F-2-2

EXHIBIT G-1

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Advisors LLP
11911 San Vicente Boulevard,  Suite 265
Los Angeles, California  90049
Attention:  Robert Plotkowski

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of December 22, 2004, by and between FORCE- AGOURA ROAD, LLC, a California limited liability company and DENNIS D. JACOBSEN FAMILY HOLDINGS II, LLC, a California limited liability company (collectively, “Landlord”), and THQ, Inc., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.                                   Landlord and Tenant hereby covenant and agree that Landlord has leased and does hereby lease to Tenant and Tenant has leased and does hereby rent from Landlord, the Premises, as defined in the Lease, located on that certain real property in Los Angeles, City of Agoura Hills, County of Los Angeles, State of California, more particularly described in Schedule 1 attached hereto and incorporated herein by this reference (the “Property”) on the terms and conditions and for the consideration set forth in that certain unrecorded document dated as of December 22, 2004, and entitled “Lease,” which terms and conditions are incorporated herein by reference (the “Lease”).  All capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Lease.

B.                                     Landlord and Tenant desire to provide notice that Tenant has the right to lease certain space in that building (“Building”) known as “29903 Agoura Road” and located at the Property, on the terms and conditions as more fully set forth in the Lease.

NOW, THEREFORE, in consideration of the fact hereinabove set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

A G R E E M E N T :

1.                                       Demise of Premises.  Landlord leases to Tenant, and Tenant leases from Landlord, subject to the terms and conditions set forth in the Lease, the Premises as defined in the Lease.  The Lease Commencement Date shall be as set forth in the Lease, and the term of the Lease shall continue for ten (10) years thereafter.

2.                                       Extension Option.  Landlord has granted to Tenant, subject to the terms and conditions as set forth in the Lease, one (1) option to extend the term of the Lease for a period of five (5) years, provided the option is exercised in writing at least nine (9) months prior to the applicable expiration date.

3.                                       Incorporation by Reference; No Modification of Lease.  The terms and conditions of the Lease are incorporated herein by this reference.  This Memorandum is prepared and recorded for the purpose of putting the public on notice of the Lease, and this Memorandum in no way modifies the terms and conditions of the Lease.  In the event of any inconsistency between the terms and conditions of this Memorandum and the terms and conditions of the Lease, the terms and conditions of the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum to be executed the 22nd day of December, 2004.

G-1-1

LANDLORD:	TENANT:

FORCE-AGOURA ROAD, LLC,	THQ INC.,
a California limited liability company	a Delaware corporation

By:	By:

Its:	Its:

DENNIS D. JACOBSEN FAMILY HOLDINGS II, LLC,	By:
a California limited liability company
Its:
By:

Its:

G-1-2

STATE OF	)
) ss.
COUNTY OF	)

On                         , before me,                         , a Notary Public in and for said state, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

STATE OF	)
) ss.
COUNTY OF	)

On                         , before me,                         , a Notary Public in and for said state, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

STATE OF	)
) ss.
COUNTY OF	)

On                         , before me,                         , a Notary Public in and for said state, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

STATE OF	)
) ss.
COUNTY OF	)

On                         , before me,                         , a Notary Public in and for said state, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

G-1-3

SCHEDULE 1 TO EXHIBIT G-1

LEGAL DESCRIPTION OF THE PROPERTY

All that certain real property situated in the City of Los Angeles, County of Los Angeles, State of California, described as follows:

PARCEL 1, AS SHOWN ON PARCEL MAP 7750, IN THE CITY OF AGOURA HILLS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ACCORDING TO MAP FILED IN BOOK 121, PAGE 84 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

G-1-1

EXHIBIT G-2

FORM OF MEMORANDUM – 29901 AGOURA PROPERTY

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Advisors LLP
11911 San Vicente Boulevard, Suite 265
Los Angeles, California  90049
Attention:  Robert Plotkowski

MEMORANDUM

THIS MEMORANDUM (this “Memorandum”) is entered into as of December 22, 2004, by and between REALTY BANCORP EQUITIES, a California limited liability company, and DENNIS D. JACOBSEN FAMILY HOLDINGS II, LLC,  (collectively, “Owner”), and THQ Inc., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.                                   Owner and Tenant hereby covenant and agree that Owner’s affiliate FORCE-AGOURA ROAD, LLC, a California limited liability company as “Landlord” has leased to Tenant and Tenant has leased from Landlord, as defined in the Lease, space in a building located on that certain real property in Los Angeles, City of Agoura Hills, County of Los Angeles, State of California, on the terms and conditions and for the consideration set forth in that certain unrecorded document dated as of December 22, 2004, and entitled “Lease,” which terms and conditions are incorporated herein by reference (the “Lease”).  All capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Lease.

B.                                     The Lease provides that Tenant has certain rights to use portions of the property owned by Owner and commonly known as “29901 Agoura Road” and more particularly described in Schedule 1 attached hereto and incorporated herein by this reference (the “Property”) and Owner and Tenant desire to provide notice thereof..

NOW, THEREFORE, in consideration of the fact hereinabove set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Tenant hereby agree as follows:

A G R E E M E N T :

1.                                       Use of Property.  Tenant has rights, includes rights for parking purposes, to use certain portions of the Property, subject to the terms and conditions set forth in the Lease.  The Lease Commencement Date shall be as set forth in the Lease, and the term of the Lease shall continue for ten (10) years thereafter.

2.                                       Extension Option.  Landlord has granted to Tenant, subject to the terms and conditions as set forth in the Lease, one (1) option to extend the term of the Lease for a period of five (5) years, provided the option is exercised in writing at least nine (9) months prior to the applicable expiration date.

3.                                       Incorporation by Reference; No Modification of Lease.  The terms and conditions of the Lease are incorporated herein by this reference.  This Memorandum is prepared and recorded for the purpose of putting the public on notice of the rights of the Tenant to use portions of the Property, as set forth in Lease, and this Memorandum in no way modifies the terms and conditions of the Lease.  In the event of any inconsistency between the terms and conditions of this Memorandum and the terms and conditions of the Lease, the terms and conditions of the Lease shall control.

IN WITNESS WHEREOF, Owner and Tenant have caused this Memorandum to be executed the 22nd day of December, 2004.

G-2-1

“Owner”:

REALTY BANCORP EQUITIES, LLC
a California limited liability company

By:
Its:

DENNIS D. JACOBSEN FAMILY HOLDINGS II, LLC,
a California limited liability company

By:
Its:

“Tenant”:

THQ INC.,
a Delaware corporation

By:
Its:

By:
Its:

G-2-2

STATE OF	)
) ss.
COUNTY OF	)

On                         , before me,                         , a Notary Public in and for said state, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

STATE OF	)
) ss.
COUNTY OF	)

On                         , before me,                         , a Notary Public in and for said state, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

STATE OF	)
) ss.
COUNTY OF	)

On                         , before me,                         , a Notary Public in and for said state, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

STATE OF	)
) ss.
COUNTY OF	)

On                         , before me,                         , a Notary Public in and for said state, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

G-2-3

SCHEDULE 1 TO EXHIBIT G-2

LEGAL DESCRIPTION OF THE PROPERTY

All that certain real property situated in the City of Los Angeles, County of Los Angeles, State of California, described as follows:

PARCEL 2, AS SHOWN ON PARCEL MAP 7750, IN THE CITY OF AGOURA HILLS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ACCORDING TO MAP FILED IN BOOK 121, PAGE 84 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

G-2-1

EXHIBIT H

CURRENT LENDERS

Vineyard Bank

H-1

EXHIBIT I

JANITORIAL SPECIFICATIONS

Except as indicated below the following Building standard janitorial services shall be done by Landlord after the normal business hours on Mondays through Fridays and at such other times as may be mutually agreed upon.

A.	Office Areas.

	1.	Empty and clean (when necessary) all waste receptacles and remove waste paper and rubbish from the Premises nightly.

	2.	Vacuum nightly all rugs and carpeted areas in the lobbies and corridors.

3.

Nightly hand dust all horizontal surfaces, office furniture and files (wipe clean with damp or treated cloth when reasonably necessary); wash window sills and dust light fixtures when reasonably necessary.

	4.	Nightly hand dust all plastic or formica desk tops and tables (wipe clean with damp or treated cloth when reasonably necessary).

	5.	Sweep all private stairways nightly; vacuum nightly if carpeted.

	6.	Damp mop spillage in non-carpeted and public areas as necessary.

	7.	Damp dust all telephones as necessary.

	8.	Spot clean spillage on carpets as necessary.

B.	Washrooms (including private washrooms).

	1.	Mop, rinse and dry floors nightly.

	2.	Scrub floors as necessary.

	3.	Clean all mirrors, bright work and enameled surfaces nightly.

	4.	Wash and disinfect all basins, urinals and bowls nightly using non-abrasive cleaners to remove stains and nightly clean undersides of rim of urinals and bowls.

	5.	Wash both sides of all toilets seats and lids nightly.

	6.	Nightly clean partitions, tile walls and outside surface of dispensers and receptacles.

	7.	Fill toilet tissue, soap. towel, and sanitary napkin dispensers nightly.

	8.	Clean flushometers, piping and other metal work nightly.

	9.	Monthly wash all walls.

	10.	Clean ventilating grills quarterly and clean light fixtures annually.

C.	Floors.

	1.	Marble floors (if any) to be mopped with treated dust mop nightly.

	2.	Tile floors in office areas will be buffed monthly.

	3.	Carpeted areas and rugs to be vacuum-cleaned nightly.

	4.	Carpet shampooing will be performed at Tenant’s request and billed to Tenant.

D.	High dusting (Bi-Annually).

	1.	Dust-clean all doors.

	2.	Damp-dust ceiling air-conditioning diffusers, wall grills, registers and other ventilating louvers.

I-1

3.                                          Dust the exterior surfaces of lighting fixtures.

E.             Day Service.

1.              At least once, but not more than twice, check men’s washrooms for toilet tissue replacement and paper towel replacement and wipe down countertops as needed.

2.              At least once, but not more than twice, check ladies washroom, toilet tissue, paper towel and sanitary napkin replacement and wipe down countertops as needed.

3.              Supply toilet tissue, soap and towels in men’s and ladies’ washrooms and sanitary napkins and washrooms.

4.              As needed, vacuuming of elevator cabs will be performed, but not during high traffic times.

F.             General.

1.              Keep cleaning equipment and storage areas in a clean, neat and orderly condition at all times.

2.              Wipe clean all metal hardware fixtures nightly.

3.              Dust and/or wash all directory boards nightly.

4.              Maintain Building lobby, corridors and other public areas in a clean condition.

5.              Clean all lobby glass windows and doors weekly.

G.            Special.

1.                                       It is understood that (a) no services of the character provided for in this Exhibit shall be provided on Saturdays, Sundays or Holidays, unless specifically stated above; and (b) no services shall be provided for specialty or noncustomary improvements.

H.            Window Cleaning.

1.                                       The exterior of the windows shall be washed at least twice per year and the interior of the windows shall be cleaned once each year.

I-2

EXHIBIT J-1

APPROVED LETTER

December 16, 2004

Mr. Douglas Jacobsen
Realty Bancorp
21800 Burbank Blvd.
Suite #330
Woodland Hills, Ca.  91367

Re: 29903 Agoura Road/THQ Renovations

Project Description

Dear Doug:

The proposed modifications for the above referenced project, though conceptual at this time, are highlighted by the following features.

The main building entry will be renovated using a new glazing system which features narrow horizontal mullions.  This glazing system will be canted outward, framed by stucco columns, and topped with a narrow parapet.

Portions of the south (or entry) elevation will feature narrow parapet eyebrows, new glazing and framed architectural extrusions to create more variation in the façade.  These improvements will be limited by the structural capabilities that the existing building allows.

As many as 27 new window penetrations are proposed.  These penetrations will also be subject to the structural capabilities and limitations of the existing building.  Skylights are proposed over central interior building areas.  Again the number and position of these skylights will be based on the structural capabilities of the existing building and the proposed tenant layout.

The building will be painted in proposed colors subject to owner, tenant and City of Agoura approval.  All medications shall be subject to review and approval by the City of Agoura.

If you have any further questions on this project, please feel free to call at your convenience.

Very Sincerely,

Brian Poliquin AIA

J-1-1

EXHIBIT J-2

EXTERIOR RENDERING

J-2-1

EXHIBIT J-3

REAR CORNER